Notice of the Extraordinary General Meeting of Shareholders	Deadline for the exercising of voting rights in writing: By 17:00 Thursday, November 28, 2019

Date and Time	10:00 a.m. Friday, November 29, 2019 (Reception opens at 09:30 a.m.)

Venue

Bellesalle Onarimon Ekimae

Sumitomo Fudosan Onarimon Ekimae Building 1st Fl.

6-17-21, Shimbashi, Minato-ku, Tokyo

(This is a different location to the site used for the ordinary general meetings of shareholders.)

Matters to be resolved

Proposal No. 1: Approval of the Share Transfer Plan

Proposal No. 2: Partial Amendment of the Articles of Incorporation

Proposal No. 3: Continued Introduction of Large-Scale Purchase Rules for the Holding Company

Content

● Notice of the Extraordinary General Meeting of Shareholders	1

● Reference Documents for the General Meeting of Shareholders	2

A.D.Works. Co., Ltd. Security Code: 3250

The share transfer described in this notice involves securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. In addition, it may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share transfer described in this notice, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original document for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Security Code 3250

November 12, 2019

To our shareholders:

Hideo Tanaka, President and CEO A.D.Works. Co., Ltd. 1-1-7, Uchisaiwai-cho, Chiyoda-ku, Tokyo

Notice of the Extraordinary General Meeting of Shareholders

You are cordially invited to attend an extraordinary general meeting of shareholders of A.D.Works. Co., Ltd. (hereinafter, the “Company”), which will be held as indicated below.

Please note that if you are unable to attend on the day, you may exercise your voting rights in writing; to do so please review the reference documents for the general meeting of shareholders provided later in this document, indicate your approval or disapproval for the proposals on the enclosed voting form, and return it to the Company so that it is received by no later than 17:00 Thursday on November 28, 2019.

1.	Date and Time:	10:00 a.m. Friday, November 29, 2019

2.	Venue:

Bellesalle Onarimon Ekimae, Sumitomo Fudosan Onarimon Ekimae Building 1st Fl.

6-17-21, Shimbashi, Minato-ku, Tokyo

(This venue is a different location to the site used for ordinary general meetings of shareholders.)

3.	Purpose of the Meeting

Matters to be resolved

	Proposal No. 1	Approval of the Share Transfer Plan

	Proposal No. 2	Partial Amendment of the Articles of Incorporation

	Proposal No. 3	Continued Introduction of Large-Scale Purchase Rules for the Holding Company

*	When attending on the day, please kindly submit the enclosed voting form at the reception desk.
*	In the case of a revision to the reference documents for the general meeting of shareholders, it will be published online at the Company’s website at the URL indicated below.
(The Company’s website)
https://www.re-adworks.com/ir/library/index.html

Reference Documents for the General Meeting of Shareholders

Proposal and Reference Items

Proposal No. 1  Approval of the Share Transfer Plan

The Company, in regard to the establishment of the wholly owning parent company A.D. Works Group Co., Ltd. (hereinafter, “Holding Company”), by the method of sole share transfer, with a (scheduled) effective date of April 1, 2020 (hereinafter, “the Share Transfer”), has created a share transfer plan for the Share Transfer (hereinafter, “the Share Transfer Plan”), which was approved by resolution of the meeting of the Board of Directors of the Company held on October 21, 2019.

This proposal is a request for the approval of the Share Transfer Plan by all shareholders; the reasons for the performance of the Share Transfer, as well as the content, etc. of the Share Transfer Plan, are as stated below.

1.	Reasons and objectives of the Share Transfer

The Company, in each of its medium-term management plans up until now, has worked hard to synchronize the 2nd (business model construction period), 3rd (business model establishment period), 4th (business model development period), and 5th (business model expansion period / new business construction preparation period) stages with the growth of its business model and the increase in corporate value.

The reason for our group’s business model being accepted by high net worth customers is that our series of services, which could be called a value chain, including property selection, value improvement, post-sale management, maintenance and repair work, as well as the detail-oriented follow-up system, are performed through the ability to provide “a unique premium feeling that brings value in excess of the price” as an asset management solution; this is something in which we take great pride.

We recognize this footprint a testament to the fact that the Group’s business, which started from the real estate business, has evolved into a high net worth level business.

In our “6th Medium Term Management Plan,” which was published on June 4, 2019, we aimed to implement a high-dimensional business model that further develops this into premium businesses, and that provides various premium value to a variety of customers.

In other words, in addition to further enhancing the value provided across the entire value chain, based on profitable real estate, we shall expand our portfolio while flexibly ascertaining business regions and business areas in order to further enhance our high net worth businesses, through the provision of not only real estate but also the provision of investment product development or asset-related services.

Furthermore, in the real estate business, we shall diversify our product lineup while enhancing our product planning capabilities, so that we are able to expand from individual customers to large customers such as corporations and institutional investors.

The conversion to a holding company structure is intended not only to accelerate such flexible business development and to simplify the use of various methods such as business alliances, capital alliances, and M&A, but also because we believe it is an important measure that will serve as the backbone for the overall expansion into premium businesses, including facilitating the decision-making process in relation to business development by delegating certain functions to operating companies, introducing a human resources strategy that is appropriate for each business, so that we can utilize diverse human resources and optimize risk-taking and risk-hedging.

It should be noted that as the Share Transfer will result in the Company becoming a wholly owned subsidiary of the Holding Company, the Company’s shares will be delisted. However, regarding the shares of the Holding Company that will be newly issued to all shareholders of the Company, the filing of an application for technical listing to the 1st section of the Tokyo Stock Exchange, Inc. (hereinafter, “Tokyo Stock Exchange”) is scheduled to be made. The listing date is subject to review by the Tokyo Stock Exchange, but is scheduled for April 1, 2020, which will be the registration date of the establishment of the Holding Company (the effective date of the Share Transfer).

2.	Overview of the contents of the Share Transfer Plan

The contents of the Share Transfer are as stated in the “Share Transfer Plan (Copy)” below.

Share Transfer Plan (Copy)

A.D.Works. Co., Ltd. (hereinafter, “Party A”) has created the following share transfer plan (hereinafter, “the Plan”) in relation to the performance of a share transfer for the establishment of a wholly owning parent company (hereinafter, “Party B”) established by a sole share transfer, in which Party A will become a wholly owned subsidiary.

Article 1	(Share Transfer)

Party A, pursuant to the provisions set forth in this Plan, on the date of the establishment of Party B (defined in Article 8; hereinafter the same), shall perform a share transfer in which all of the issued shares of Party A are acquired by Party B, through a sole share transfer (hereinafter, “the Share Transfer”).

Article 2	(Party B Objectives, Trade Name, Headquarters Address, Number of Issuable Shares, and Other Matters to be Prescribed in the Articles of Incorporation)

1.	The objectives, trade name, headquarters address, and total number of issuable shares of Party B shall be as set forth below.

(1)	Objectives

The objectives of Party B shall be as set forth in Annex 1 “A.D. Works Group Co., Ltd. Articles of Incorporation” Article 2.

(2)	Trade Name

The trade name of Party B shall be “Kabushiki Kaisha A.D. Works Group,” and shall be rendered in English as “A.D. Works Group Co., Ltd.”

(3)	Headquarters Address

The headquarters of Party B shall be located in Chiyoda-ku, Tokyo, and the headquarters address shall be 2-2-3, Uchisaiwai-cho, Chiyoda-ku, Tokyo.

(4)	Total Number of Issuable Shares

The total number of issuable shares of Party B shall be 157,150,000 shares.

2.

Excepting the matters prescribed in the preceding Paragraph, the matters to be prescribed in the Articles of Incorporation of Party B shall be as set forth in Annex 1 “A.D. Works Group Co., Ltd. Articles of Incorporation.”

Article 3	(Names of Directors at Time of Establishment of Party B)

1.

The persons to become directors at the time of the establishment of Party B (excludes persons who are to become audit & supervisory committee members at the time of establishment) shall be as set forth below.

Director	Hideo Tanaka
Director	Katsutoshi Hosoya
Director	Mitsuo Kimura
Director	Nobuhiko Taji
Director	Koji Kaneko
Director	Toshiya Suzuki

2.	The persons to become directors at the time of establishment of Party B who are audit & supervisory board committee members at the time of establishment shall be as set forth below.

Director (External Director)	Tamio Harakawa
Director (External Director)	Mamoru Sekiyama
Director (External Director)	Hisashi Tanaami
Director (External Director)	Sachiko Awai

Article 4	(Name of the Accounting Auditor at the Time of Establishment of Party B)

The name of the accounting auditor at the time of establishment of Party B shall be as set forth below.

Ernst & Young ShinNihon LLC

Article 5	(Shares to be Issued upon the Share Transfer, and the Allotment Thereof)

1.

Party B, at the time of the Share Transfer, shall issue to the shareholders of Party A as of the time immediately prior to the acquisition of all issued shares of Party A by Party B through the Share Transfer (hereinafter, “Base Date”), in exchange for the ordinary shares of Party A that they hold, ordinary shares of Party B to a quantity commensurate with the total obtained by multiplying the total number of ordinary shares issued by Party A as of the Base Date by 0.1.

2.

Party B, at the time of the Share Transfer, shall provide to the shareholders of Party A as of the Base Date who will become eligible to an allotment based on the preceding Paragraph, an allotment at a rate of 0.1 ordinary share of Party B per one ordinary share of Party A that they hold.

3.

Based on the provisions of the preceding two paragraphs, in the event of a fraction of one share arising in the number of ordinary shares of Party B that must be issued to the shareholders of Party A, Party B shall handle this in accordance with the provisions of Article 234 of the Companies Act as well as other relevant laws and ordinances.

Article 6	(Matters Relating to the Amount of Capital and Reserves of Party B)

The amount of capital and reserves on the establishment date of Party B shall be as set forth below.

(1)	Amount of Capital: JPY5,500,000,000

(2)	Amount of Capital Reserve: JPY1,375,000,000

(3)	Amount of Retained Earnings: JPY0

Article 7	(Stock Acquisition Rights to be Issued upon the Share Transfer, and the Allotment Thereof)

1.

Party B, at the time of the Share Transfer, shall grant to the stock acquisition right holders of the new stock acquisition rights to be issued by Party A stated in the “Party A - Share Transfer Plan New Stock Acquisition Rights” section below on the Base Date, in exchange for the stock acquisition rights of Party A that they hold, stock acquisition rights of Party B as stated in the “Party B - Stock Acquisition Rights to be Allotted” section below, in the same quantity as the total number of such new stock acquisition rights held on the Base Date.

2.

Party B, at the time of the Share Transfer, shall assign to the new stock acquisition right holders of Party A as of the Base Date an allotment of one new stock acquisition right as stated in the “Party B: Stock Acquisition Rights to be Allotted” section below, for each new stock acquisition right that they hold as stated in the “Party A: Share Transfer Plan Stock Acquisition Rights” section below.

Information

Party A: Share Transfer Plan Stock Acquisition Rights	Party B: Stock Acquisition Rights to be Allotted
A.D.Works. Co., Ltd. 21st New Stock Acquisition Rights (Annex 2)	A.D. Works Group Co., Ltd. 1st New Stock Acquisition Rights (Annex 3)

Article 8	(Party B Establishment Date)

The date on which the establishment of Party B should be registered (hereinafter, “Party B Establishment Date”) shall be April 1, 2020. However, in the event it becomes necessary for the execution of the Share Transfer, or due to any other reason, this date may be changed by resolution of the Party A Board of Directors.

Article 9	(General Meeting of Shareholders to Approve the Plan)

Party A shall convene an extraordinary general meeting of shareholders to be held on November 29, 2019, and shall request a resolution to approve the Plan and for the other matters required for the Share Transfer. However, in the event of it being necessary for the execution of the procedures for the Share Transfer, or due to any other reason, Party A may change the date of such meeting of shareholders.

Article 10	(Listing Securities Exchange, Custodian of Registry of Shareholders)

1.	Party B, on the Party B Establishment Date, shall plan to list the ordinary shares that it issues on the first section of the Tokyo Stock Exchange.

2.	The custodian of the registry of shareholders at the time of the establishment of Party B shall be Mitsubishi UFJ Trust and Banking Corporation.

Article 11	(Changing of Conditions, etc.)

After the creation of this Plan, in the period until the Party B Establishment Date, in the event of a problem arising to the execution of the Share Transfer, or a concern of this occurring, or in the case of it having become difficult to achieve the objectives of the Share Transfer due to any other reason, the conditions relating to the Share Transfer and other content of the Plan may be changed, or the Share Transfer may be canceled, by resolution of the Party A Board of Directors.

Article 12	(Occurrence of Effect of the Plan)

In the event of the Plan not being approved at a meeting of general shareholders of Party A, or in the event of a permit, etc. of a relevant agency as prescribed in domestic or overseas laws and ordinances (including the occurrence of effect of notices to relevant agencies, etc.) not being obtained, the Plan shall lose effect.

October 21, 2019

Party A:	Hideo Tanaka, President and CEO (Seal)
A.D.Works. Co., Ltd.
1-1-7, Uchisaiwai-cho, Chiyoda-ku, Tokyo

(Annex 1)

A.D. Works Group Co., Ltd. Articles of Incorporation

Chapter 1 – General Provisions

(Trade Name)

Article 1	The Company shall be named Kabushiki Kaisha A.D. Works Group, and shall be referred to in English as A.D. Works Group Co., Ltd.

(Objectives)

Article 2

The Company shall have the objective of controlling and managing the business activities of the applicable companies through the holding of shares and equity in such companies that operate the following businesses, as well as overseas companies that operate equivalent businesses.

(1)	The trading and brokerage of real estate

(2)	The leasing, management, owning, and operation of real estate

(3)	The appraisal of real estate

(4)	Consulting relating to real estate

(5)	Consulting relating to personal assets

(6)	Civil engineering, surveying, and design

(7)	Civil engineering construction

(8)	The operation of architectural offices

(9)	Insurance agent for general insurance and insurance based on the Act on Securing Compensation for Automotive Accidents

(10)	Real estate-related investment advisory services

(11)	Business based on the Act on Specified Joint Real Estate Ventures

(12)	The holding, investment, management, and trading of securities; investment in securities

(13)	Type II financial instruments trading business, investment advisory and agency business, and investment management business, based on the Financial Instruments and Exchange Act

(14)	The operation of hotels and inns

(15)	Food and beverage establishments

(16)	Money lending business

(17)	The guaranteeing of debt and other financial services

(18)	Consulting services relating to financing, including equity finance

(19)	Renewable energy power generation and power services-related business

(20)	The planning, design, production, operation, and management of online media and website content

(21)	Real estate brokerage services via the internet

(22)	The planning, production, and implementation of advertising through the use of the internet, etc., as well as advertising agency business

(23)	The leasing, renting, trading, installment sale trading, maintenance, and management of various property, including machinery, tools, equipment, and aircraft

(24)	Agent or representative for parties engaged in the life insurance business, other insurance business (including overseas insurance business operators), and other financial businesses

(25)	The manufacture and sale of furniture and interior products

(26)	Worker dispatch business

(27)	Job placement business

(28)	Consulting services on human resources

(29)	All business incidental or related to each of the preceding items

2.	The Company may operate the businesses set forth in each of the items of the preceding Paragraph.

(Headquarters Address)

Article 3	The Company shall be headquartered in Chiyoda-ku, Tokyo.

(Organizations)

Article 4	The Company shall have a general meeting of shareholders, directors, as well as the organizations set forth below.

(1)	Board of Directors

(2)	Audit & Supervisory Committee

(3)	Accounting Auditor

(Publication Method)

Article 5

The publication method of the Company shall be electronic publication. However, in the event of it being unable to publish by electronic publication due to accidents or other unavoidable circumstances, the publication shall be performed in the Nikkei.

Chapter 2 - Shares

(Total Number of Issuable Shares)

Article 6	The total number of issuable shares of the Company shall be 157,150,000 shares.

(Number of Shares Constituting One Unit)

Article 7	The number of shares constituting one unit shall be 100 shares.

(Mechanism for the Realization of the Basic Policy on the Control of Incorporated Companies)

Article 8

The introduction, continuation, amendment, and abolition of large-scale purchase rules as a mechanism for the prevention of decisions being made on the fiscal and business policy of the Company being controlled by an inappropriate person in consideration of the basic policy on persons controlling decisions on the fiscal and business policy of the Company shall be performed by resolution of a general meeting of shareholders. However, minor changes and abolitions may be performed by resolution of the Board of Directors.

2.

The selection and enforcement of countermeasures based on the large-scale purchase rules may be performed by resolution of a general meeting of shareholders or the Board of Directors, in accordance with the large-scale purchase rules.

(Acquisition of Treasury Stock)

Article 9	The Company, pursuant to the provisions of Article 165 Paragraph 2 of the Companies Act, may acquire treasury shares through open-market transactions, etc. by resolution of the Board of Directors.

(Custodian of the Registry of Shareholders)

Article 10	The Company shall appoint a custodian for the registry of shareholders.

2.	The custodian of the registry of shareholders and the location of the performance of such business shall be prescribed by resolution of the Board of Directors, and shall be published.

3.

Business relating to the creation and storage of the registry of shareholders and registry of new stock acquisition rights holders of the Company, as well as other business relating to the registry of shareholders and the registry of new stock acquisition rights holders, shall be entrusted to the custodian of the registry of shareholders, and must not be handled by the Company.

(Share Handling Regulations)

Article 11

Handling and fees in connection with the shares of the Company, as well as the procedures for the exercising of rights of shareholders, shall be governed by laws and ordinances, these Articles of Incorporation, as well as the Share Handling Regulations prescribed by the Board of Directors.

Chapter 3 – General Meeting of Shareholders

(Convocation)

Article 12

An ordinary general meeting of shareholders of the Company shall be convened within three months from the day following the end of each fiscal year, and extraordinary general meetings of shareholders shall be convened from time to time as necessary.

(Base Date for Ordinary General Meetings of Shareholders)

Article 13	The base date for voting rights for ordinary general meetings of shareholders of the Company shall be December 31 of each year.

(Convener and Chair)

Article 14

With the exception of where otherwise prescribed in laws and ordinances, a general meeting of shareholders shall be convened and chaired by the President, in accordance with the resolution of the Board of Directors.

2.

In the event of the President being unavailable, general meetings of shareholders shall be convened and chaired by another director, in accordance with the order prescribed by the Board of Directors in advance.

(Deemed Provision of Reference Documents, etc., for General Meetings of Shareholders through Online Disclosure)

Article 15

The Company, at the time of convocation of a general meeting of shareholders, may deem the reference documents for the general meeting of shareholders, the business reports, and the information on matters that should be stated or displayed in the financial statements or the consolidated financial statements to have been provided to shareholders if it has disclosed these online, in accordance with the provisions of the ordinance of the Ministry of Justice.

(Method of Resolution)

Article 16

Resolutions of a general meeting of shareholders, with the exception of where otherwise prescribed in laws and ordinances or these Articles of Incorporation, shall be performed by a majority decision of voting rights of shareholders able to exercise voting rights who are in attendance.

2.

The resolutions prescribed in Article 309 Paragraph 2 of the Companies Act shall be performed when shareholders with one-third or more of voting rights of shareholders who are able to exercise voting rights are in attendance, by the decision of two-thirds or more of such voting rights of those in attendance.

(Exercising of Voting Rights by Proxy)

Article 17	A shareholder may exercise its voting rights by nominating as proxy one other shareholder with voting rights of the Company.

2.	The shareholder or proxy must submit to the Company a document certifying the right of proxy for each general meeting of shareholders.

Chapter 4 – Directors and Board of Directors

(Number of Members)

Article 18 The Company shall have up to 10 directors (excludes persons who are audit & supervisory committee members).

2.	The Company shall have up to four directors who are audit & supervisory committee members.

(Election Method)

Article 19 Directors shall be categorized as directors who are audit & supervisory committee members, and other directors, and shall be appointed by resolution of a general meeting of shareholders.

2.

A resolution for the appointment of directors shall be adopted when one-third or more of shareholders who are able to exercise voting rights are in attendance, by the majority decision of the voting rights of such persons in attendance.

3.	A resolution for the appointment of directors shall not be made by cumulative voting.

(Tenure)

Article 20 The tenure of directors (excludes directors who are audit & supervisory committee members) shall be until the conclusion of the ordinary general meeting of shareholders for the final fiscal year ending within one year after their appointment.

2.

The tenure of directors who are audit & supervisory committee members shall be until the conclusion of the ordinary general meeting of shareholders for the final fiscal year ending within two years after their appointment.

3.

The tenure of a director who is an audit & supervisory committee member who has been appointed as a replacement for a director who is an audit & supervisory committee member who has retired prior to the expiration of their term shall be until the expiration of the tenure of the director who is an audit & supervisory committee member who was replaced.

4.

The period of effect of a resolution for the appointment of a replacement director who is an audit & supervisory committee member appointed based on Article 329 Paragraph 3 of the Companies Act shall be until the conclusion of the ordinary general meeting of shareholders for the final fiscal year ending within two years after their appointment.

(Representative Director)

Article 21 The Board of Directors shall appoint a director (excludes directors who are audit & supervisory committee member) to serve as representative director by resolution of the Board of Directors.

(Directors with Titles, etc.)

Article 22 The Board of Directors may appoint up to one director (excludes directors who are audit & supervisory committee members) for each of the positions of Chairman, President, Chief Executive Officer (CEO), Chief Operating Officer (COO), and Chief Financial Officer (CFO), as well as several for each of the positions of Vice President, Senior Managing Director, and Managing Director.

2.	The Board of Directors may appoint a director (excludes directors who are audit & supervisory board member) as a director and senior adviser, by resolution of the Board of Directors.

(Convener and Chair of Meetings of the Board of Directors)

Article 23 A meeting of the Board of Directors, unless prescribed otherwise by laws and ordinances, shall be convened and chaired by the President

2.

In the case of the President being unavailable, a meeting of the Board of Directors shall be convened and chaired by another director, in accordance with the order prescribed beforehand by the Board of Directors.

(Notice of Convocation of Meeting of Board of Directors)

Article 24

A notice of convocation of a meeting of the Board of Directors shall be issued to each director at least three days prior to the meeting date. However, this period may be reduced in the case of urgency.

2.	If agreed to by all directors, a meeting of the Board of Directors may be held without following the convocation procedures.

(Delegation of the Execution of Important Business)

Article 25

The Company, pursuant to the provisions of Article 399-13 Paragraph 6 of the Companies Act, and by resolution of the Board of Directors, may delegate all or a part of the decisions on the execution of important business (excludes matters stated in the items of Paragraph 5 of said Article) to a director.

(Method of Resolution of Meetings of the Board of Directors)

Article 26	The Company, if the requirements of Article 370 of the Companies Act have been met, may deem a resolution of the Board of Directors to have been performed.

(Minutes of Meetings of the Board of Directors)

Article 27

An overview of the proceedings at meetings of the Board of Directors, the results of such proceedings, as well as other matters prescribed in laws and ordinances shall be stated or recorded in the Minutes, and such Minutes shall be signed, stamped, or electronically signed by those directors in attendance.

2.	The content of a matter deemed to have been subject to a resolution under the preceding Article, as well as other matters prescribed in laws and ordinances, shall be stated or recorded in the Minutes.

(Board of Directors Regulations)

Article 28

Matters relating to the Board of Directors shall be governed by laws and ordinances, these Articles of Incorporation, as well as the Board of Directors Regulations prescribed by the Board of Directors.

(Remuneration, etc.)

Article 29

Director remuneration, bonuses, and other material gain received from the Company as consideration for the execution of duties shall be separately prescribed for directors who are audit & supervisory committee members and all other directors, and shall be prescribed by resolution of a general meeting of shareholders.

(Waiving of Liability of Directors)

Article 30

The Company, pursuant to the provisions of Article 426 Paragraph 1 of the Companies Act, by resolution of the Board of Directors, and to the extent permitted by law, may exempt directors (including former directors) from liability for damages caused by negligence in the performance of their duties.

2.

The Company, pursuant to the provisions of Article 427 Paragraph 1 of the Companies Act, may execute a contract with a director (excludes an executive director, etc.) that limits their liability for damages caused by negligence in the performance of their duties. However, the limitation of liability based on such contract shall be the amount prescribed by law.

Chapter 5 – Audit & Supervisory Committee

(Notice of Convocation of Meeting of the Audit & Supervisory Committee)

Article 31

A notice of convocation of a meeting of the Audit & Supervisory Committee shall be issued to each member of the Audit & Supervisory Committee at least three days prior to the meeting date. However, in the case of urgency, this period may be reduced.

2.	If agreed to by the members of the Audit & Supervisory Committee, a meeting of the Audit & Supervisory Committee may be convened without following the convocation procedures.

(Audit & Supervisory Committee Regulations)

Article 32

Matters relating to the Audit & Supervisory Committee shall be governed by laws and ordinances, these Articles of Incorporation, as well as the Audit & Supervisory Committee Regulations prescribed by the Audit & Supervisory Committee.

Chapter 6 – Accounting Auditor

(Appointment)

Article 33	An accounting auditor shall be appointed by resolution of a general meeting of shareholders.

(Tenure)

Article 34	The tenure of an accounting auditor shall be until the conclusion of the ordinary general meeting of shareholders for the final fiscal year ending within one year after their appointment.

2

An accounting auditor, if no resolution to the contrary is passed at an ordinary general meeting of shareholders in accordance with the preceding Paragraph, shall be deemed to have been reappointed at such ordinary general meeting of shareholders.

(Compensation, etc.)

Article 35	Compensation for the accounting auditor shall be prescribed by the Representative Director upon obtaining the approval of the Audit & Supervisory Committee.

Chapter 7 - Accounting

(Fiscal Year)

Article 36	The fiscal year of the Company shall be the one-year period from January 1 to December 31 of each year.

(Decision-Making Body for Dividends of Surplus, etc.)

Article 37

The Company, in regard to the matters prescribed in the items of Article 459 Paragraph 1 of the Companies Act concerning dividends of surplus, etc., with the exception of where otherwise prescribed by laws and ordinances, may prescribe such matters by resolution of the Board of Directors.

(Base Date for Dividends of Surplus)

Article 38	The base date for the year-end dividend of the Company shall be December 31 of each year.

2.	The base date in the case of an interim dividend of the Company being performed shall be June 30 of each year.

3.	Notwithstanding the preceding two paragraphs, dividends of surplus may be performed upon the prescribing of a base date.

(Statute of Limitations for Dividends)

Article 39

In the event of the dividend property being money, if such dividend property has not been claimed after three years have passed since the commencement of payment, the Company shall be waived from its responsibility to make such payment.

(Supplementary Provisions)

(Initial Fiscal Year)

Article 1	The initial fiscal year of the Company, notwithstanding the provisions of Article 36, shall be from the establishment date of the Company until December 31, 2020.

(Initial Director Compensation, etc.)

Article 2

Notwithstanding the provisions of Article 29, the amount of compensation, etc. for directors of the Company for the period from the establishment date of the Company until the first ordinary general meeting of shareholders, shall be as respectively prescribed below.

(1)	Directors (excludes directors who are audit & supervisory committee members)

The total amount of compensation shall be no greater than JPY1,000 million per year.

(2)	Directors who are audit & supervisory committee members

The total amount of compensation shall be no greater than JPY100 million per year.

(3)	Share compensation for directors, etc. (excludes directors who are audit & supervisory committee members and External Directors)

Pursuant to the officer share compensation system (hereinafter, “the System”), which is available to directors of the Company (excludes directors who are audit & supervisory committee members, External Directors, and non-Japanese residents), directors of A.D.Works. Co., Ltd. (hereinafter in this Item referred to as “ADW”) (excludes directors who are audit & supervisory committee members, External Directors, and non-Japanese residents), as well as the representative directors of subsidiaries of the Company other than ADW (hereinafter, “Subject Subsidiaries”; hereinafter the Company and ADW are collectively referred to as “Subject Companies”) (hereinafter collectively referred to as “Directors, etc.”), the issuance and payment (hereinafter, “Issuance, etc.”) of shares of the Company and moneys to an equivalent amount as the value of disposal by exchanging shares of the Company (hereinafter, “Company Shares, etc.”) to Directors, etc., shall be performed in accordance with the following.

It should be noted that the Subject Subsidiaries, of Company Subsidiaries (excluding ADW) shall be companies that are headquartered in Japan, and that meet the condition of having passed a resolution at a general meeting of shareholders determining the amount and content of share compensation, etc. relating to the System.

1)	Overview of the System

The System is a share compensation system with the same content as the share compensation system approved at the ADW 93rd period ordinary general meeting of shareholders held on June 25, 2019. The Company, in regard to the Officer Share Compensation Trust Agreement executed by ADW with Mitsubishi UFJ Trust and Banking Corporation, etc. on July 23, 2019, will accept transfer of the position as well as the rights and obligations of ADW under such agreement as of April 1, 2020.

In other words, the System is a share compensation system in which the director compensation contributed by ADW (as shown in (2) below) is set by ADW as the source, where ADW shares (the ADW shares are to become Company Shares through share transfer) will be obtained from a trust (hereinafter, “the Trust”) for which the position as well as the rights and obligations of ADW will be succeeded by the Company, where, in response to the resolution of the Board of Directors of each subject company during each fiscal year of the trust period (scheduled to be an approximately three-year period from July 23, 2019 to August 31, 2022; hereinafter the same), Company Shares, etc. equivalent to a certain value prescribed for each position shall be Issued, etc. to Directors, etc., and in addition, in regard to the moneys equivalent to the value of disposal by conversion of remaining shares upon the ending of the Trust and the residual dividends relating to Company Shares within the Trust, where parts in excess of the trust cost reserve shall be paid to Directors, etc. It should be noted that in the event of a proposal relating to the continuation of the Trust being submitted and approved at an ordinary general meeting of shareholders during the trust period, the Subject Period and the Trust Period shall be extended within the range approved at such ordinary general meeting of shareholders, and this Plan may be continued throughout the course of the extended Trust Period.

2)	Upper Limit to the Total Trust Amount to be Contributed to the Trust, and the Total Number of Shares to be Acquired in the Trust

ADW shall contribute moneys to an amount not to exceed a total of JPY210 million as compensation for Directors, etc. during the trust period, and shall establish the Trust in a manner whereby the Directors, etc. who meet the beneficiary requirements are named the beneficiaries. In the Trust, the entrusted moneys shall be used as the source for the acquisition of 5,784,300 ADW shares from the stock market, in accordance with the instructions of the trust custodian. It should be noted in regard to the moneys equivalent to Company Shares, etc. to be issued to ADW directors (excludes directors who are audit & supervisory committee members, External Directors, and non-Japanese resident directors) and the representative directors of the Subject Subsidiaries, that payment shall be made by ADW and the Subject Subsidiaries to the Company after the fact.

3)	Calculation Method and Upper Limit for the Number of Company Shares, etc. to be Issued, etc. to Directors

At meetings of the board of directors of each Subject Company to be held in June 2019, March 2020, and March 2021, a resolution shall be passed on the amount to serve as the basis for the calculation of the number of Company Shares, etc. that Directors, etc. may receive Issuance, etc. of from the Trust (hereinafter, “Base Amount for Calculation of Number of Shares to be Issued”). The upper limit to the Base Amount for Calculation of Number of Shares to be Issued shall be JPY140 million per year.

The Base Amount for Calculation of Number of Shares to be Issued to be distributed to each Director, etc. shall be calculated by multiplying the Base Amount for Calculation of Number of Shares to be Issued determined at the meetings of the board of directors of each Subject Company to be held in March 2020 and March 2021 by the allocation ratio for each Director, etc. (*1) and the number of Company Shares, etc. to be Issued, etc. to each applicable Director, etc. shall be the Company Shares, etc. calculated in accordance with the formula set forth below.

<Calculation Formula for Company Shares, etc. to be Issued, etc.>

(Base Amount for Calculation of Number of Shares to be Issued that have been issued to each Director, etc. – Amount equivalent to disposal value (*2) ÷ Standard share price (*3)

*1

The distribution ratio for each Director, etc. shall be calculated by dividing the positional weighting of each Director, etc. prescribed in the table below by the total positional weighting for all Directors, etc. It should be noted in regard to persons concurrently serving as ADW directors and as representative directors of Subject Subsidiaries, that the higher of the applicable positional weightings shall be used for the calculation.

Position	Positional Weighting
Representative Director	50
Director with Title	20
Director and Employee	12
Other Director	15
Representative Director of Subject Subsidiary	12

*2

Sale proceeds from the sale of the Company Shares on the stock market to an amount equivalent to 30% (fractional shares to be rounded off) of the value calculated by dividing the Base Amount for Calculation of Number of Shares to be Issued allocated to Director, etc. by the closing price for ordinary transactions of Company Shares on the Tokyo Stock Exchange on March 1 of each year (December 1 from April 2020 onward, and if the applicable day is not a business day, the following business day)

*3

The closing price for ordinary transactions of Company Shares on the Tokyo Stock Exchange on the final day of March of each year (the last day of December from April 2020 onward, if the applicable day is not a business day, the immediately preceding business day)

The upper limit for the total number of Company Shares to be issued to Directors, etc. under the System shall be 578,430 shares, as calculated by dividing the 5,784,300 ADW shares to be acquired over the course of the Trust Period by the share transfer ratio of 0.1. However, in the event of a share split or share consolidation, etc. occurring during the Trust Period in relation to the Company Shares, the upper limit to the total number of shares to be issued to Directors, etc. shall be adjusted in accordance with the split ratio or consolidation ratio, etc. of the Company Shares.

4)	Method and Timing of the Issuance, etc. of Company Shares, etc. to Directors, etc.

Directors, etc. in the event of the following beneficiary conditions being met in April of each year of the Trust Period (January of the following year in cases from April 2020 onward), may receive Issuance, etc. from the Trust of Company Shares, etc. to the number of shares calculated under (3) above, by following the prescribed beneficiary confirmation procedures.

a)

Is a director who has executed a delegation agreement with the Company or ADW on March 31 of each year during the trust period (December 31 of each year from April 2020 onward) or a representative director who has executed a delegation agreement with a Subject Subsidiary (includes persons who became Directors, etc. during the trust period)

b)	Is not a person who has performed certain treacherous acts during their tenure

c)	A resolution for the Base Amount for Calculation of Number of Shares to be Issued has been passed at the meeting of the board of directors described in (3) above

In addition, in the event of the Trust ending upon the expiration of the trust period, if there are any residual shares in the Trust, such shares shall be converted within the Trust, and an amount equivalent to the disposal proceeds shall be paid to each Director, etc. in accordance with their beneficiary rights ratio. (*) (It should be noted that in the event of the Trust continuing due to a proposal on the continuation of the Trust being submitted and approved at an ordinary general meeting of shareholders during the trust period, the residual shares shall be used for the compensation during the ongoing trust period). In the event of the Trust ending upon the expiration of the trust period, in regard to the residual amount from dividends relating to the Company Shares in the Trust, the amount in excess of the trust cost reserve shall be paid to each Director, etc. in accordance with their beneficiary rights ratio. (*)

*

The beneficiary rights ratio shall be calculated for Directors, etc. who are serving at the time of the end of the trust period, by dividing the total amount during the trust period of the Base Amount for Calculation of Number of Shares to be Issued assigned in accordance with the provisions of (3) above by the total amount during the trust period of the Base Amount for Calculation of Number of Shares to be Issued allocated pursuant to (3) above for all Directors, etc. serving at the time of the ending of the trust period.

In the event of an Issuance, etc. having been performed for all of the Company Shares, etc., within the Trust prior to the expiration of the trust period, there shall be no further Issuances, etc., of Company Shares, etc., from the Trust. However, in the case of the price of the Company Shares, etc., Issued, etc., to Directors, etc., from the Trust having been less than the Base Amount for Calculation of Number of Shares to be Issued, monetary compensation is expected to be paid to Directors, etc., separate from the compensation from the System, within the range of such shortfall amount.

5)	Exercising of Voting Rights and Handling of Dividends in Relation to Company Shares in the Trust

In regard to the Company Shares in the Trust, in order to ensure neutrality in management, voting rights shall not be exercised during the trust period.

In addition, dividends relating to Company Shares within the Trust shall be received by the Trust, and shall be used for trust compensation and trust costs for the Trust.

(Deletion of Supplementary Provisions)

Article 3	These Supplementary Provisions shall be deleted upon conclusion of the first ordinary general meeting of shareholders of the Company.

(Annex 2)

Content of Party A 21st Stock Acquisition Rights

1.  Title of Stock Acquisition Rights

A.D.Works. Co., Ltd. 21st Stock Acquisition Rights (hereinafter, “the Stock Acquisition Rights”)

2.  Total Amount to be Paid for the Stock Acquisition Rights

JPY10,070,000

3.  Application Deadline

August 20, 2018

4.  Allocation Date and Payment Deadline

August 20, 2018

5.  Subscription Method

To be allocated to Milestone Capital Management Co., Ltd., by third-party allocation.

6.  Class and Quantity of Shares Subject to Stock Acquisition Rights

(1)

The class and total quantity of shares subject to the Stock Acquisition Rights shall be 27,285,510 ordinary shares of the Company (however, the total number of such shares may change by the exercising of the stock acquisition rights) (the number of shares subject to each stock acquisition right [hereinafter, “Number of Allocated Shares”] is 102 shares). However, in the event of the Number of Allocated Shares having been adjusted pursuant to Item (2) and Item (3) of this Paragraph, the total number of shares subject to the Stock Acquisition Rights shall be adjusted in accordance with the adjusted Number of Allocated Shares.

(2)

In the event of an adjustment being applied to the exercise price (defined in Paragraph 9 Item (2); hereinafter the same) by the Company in accordance with Paragraph 10, the Number of Allocated Shares shall be adjusted by the formula set forth below. However, such an adjustment shall only be applied on the Number of Allocated Shares for the Stock Acquisition Rights that have not been exercised as of that time, and fractions of one share resulting from the adjustment shall be rounded off. It should be noted that the pre-adjustment exercise price and post-adjustment exercise price in the formula shall be those amounts prescribed in Paragraph 10.

Number of Allocated Shares Post-Adjustment	=	Number of Allocated Shares Before Adjustment x Pre-adjustment Exercise Price
Post-adjustment Exercise Price

(3)

The date of application of the post-adjustment Number of Allocated Shares, in relation to the adjustment of the exercise price under Paragraph 10 Item (2) and Item (5) for the applicable ground for adjustment shall be the same day as the date of application of the post-adjustment exercise price prescribed in the respective items.

(4)

In the event of an adjustment being performed on the Number of Allocated Shares, the Company, by no later than the day prior to the commencement date of the application of the post-adjustment Number of Allocated Shares, shall notify the holders of the Stock Acquisition Rights (hereinafter, “Stock Acquisition Rights Holders”) in writing of the fact of the performance of the adjustment, the reason for this, the pre-adjustment Number of Allocated Shares, the post-adjustment Number of Allocated Shares, the commencement date of application, as well as any other necessary matters. However, in the case prescribed in Paragraph 10 Item (2) 5) and in other cases where the notification described above cannot be issued by the day prior to the commencement date of application, such a notification shall be performed promptly after the commencement date of application.

7.	Total Number of Stock Acquisition Rights

267,505 shares. (However, the total number of such shares may change due to the exercising of the Stock Acquisition Rights.)

8.	Amount to be Paid per Stock Acquisition Right

JPY19

9.	Amount of Assets to be Contributed in the Exercising of the Stock Acquisition Rights, as Well as the Calculation Method Thereof

(1)

The assets to be contributed in the exercising of each Stock Acquisition Right shall be moneys, and the amount shall be that obtained by multiplying the exercise price by the Number of Allocated Shares.

(2)

In the event of ordinary shares of the Company being newly issued by the Company through the exercising of the Stock Acquisition Rights, or ordinary shares of the Company held by the Company being disposed of in lieu of this (hereinafter such an issuance or disposal of ordinary shares of the Company is collectively referred to as “Issuance”), the amount of assets to be contributed per share (hereinafter, “Exercise Price”) shall be JPY37. However, the Exercise Price may be adjusted in accordance with the provisions of Paragraph 10.

10.	Adjustment of Exercise Price

(1)

The Company, after the issuance of the Stock Acquisition Rights, in the event of a change occurring to the number of ordinary shares issued by the Company due to a reason set forth in Item (2) of this Paragraph, or a concern arising that such a change may occur, the Exercise Price shall be adjusted in accordance with the formula set forth below (hereinafter, “Exercise Price Adjustment Formula”).

Post- adjustment Exercise Price	=	Pre- adjustment Exercise Price	×	Number of Shares Issued	+	Number of Shares to be Issued x Amount to be Paid Per Share
Market Value Per Share
Number of Shares Issued + Number of Shares to be Issued

(2)

In the event of an adjustment being performed to the Exercise Price through the Exercise Price Adjustment Formula, as well as the timing of the application of the post-adjustment Exercise Price, this shall be handled in accordance with the provisions set forth below.

1)

In the event of ordinary shares of the Company being Issued at a pay-in amount that falls below the market value prescribed in Item (4) 2) of this Paragraph (includes where due to gratuitous allocation) (however, excludes where ordinary shares of the Company are issued through the exercising of stock acquisition rights including those attached to bonds with warrants, the acquisition of shares with put option or shares subject to call, or the conversion, exchange, or exercising of other securities or rights to claim the issuance of ordinary shares of the Company, and where ordinary shares of the Company are issued due to corporate split, share exchange, or merger).

The post-adjustment exercise price shall be applied from the payment deadline (in the event of a payment period having been prescribed at the time of solicitation, the final day of this period, and in the event of gratuitous allotment, the occurrence date of this), or in the event of there being a base date of shareholder confirmation date for the granting of the right to receive an allotment to shareholders in relation to such an Issuance, from the day following this.

2)	In the Event of a Share Split Being Performed on Ordinary Shares

The post-adjustment exercise price shall be applied from the day following the base date or shareholder confirmation date for the share split.

3)

In the event of the issuance or granting of shares with put option with provisions on the issuance of ordinary shares of the Company for a price falling below the market price prescribed in Item (4) 2) of this Paragraph, or stock acquisition rights by which the issuance of ordinary shares of the Company can be claimed for a pay-in amount falling below the market price prescribed in Item (4) 2) of this Paragraph (including those attached to bonds with warrants), or other such securities or rights

The post-adjustment exercise price shall be calculated using the exercise price adjustment formula under the premise that the right to claim acquisition for all of the shares with put option or all of the stock acquisition rights or other securities or rights were converted, exchanged, or exercised under the initial conditions, and shall be applied from the payment deadline onward (the allotment date in the case of stock acquisition rights) or from the date of effect (in the case of gratuitous allotment). However, in the event of there being a base date or shareholder confirmation date for the assigning of the right to receive an allocation to shareholders, the post-adjustment exercise price shall be applied from the following day.

4)

In the event of ordinary shares of the Company being issued at a price falling below the market price prescribed in Item (4) 2) of this Paragraph in exchange for the acquisition of shares with put option or stock acquisition rights subject to call, (includes those attached to bonds with warrants) issued by the Company

The post-adjustment exercise price shall be applied from the day following the acquisition date.

5)

In the cases of 1) to 4) of this Item, in the event of a base date or shareholder confirmation date having been set for the granting to shareholders of the right to receive an allotment, and the occurrence of effect being conditional on the approval of a general meeting of shareholders, the Board of Directors, or other organization of the Company after such base date or shareholder confirmation date, notwithstanding the provisions of 1) to 4) of this Item, the post-adjustment exercise price shall be applied from the day following that on which approval was given.

In such a case, ordinary shares of the Company shall be issued to the Stock Acquisition Rights Holders who have exercised the Stock Acquisition Rights, in the period from the day following such base date or shareholder confirmation date to the date of such an approval, to the number calculated by the formula set forth below. It should be noted that the pre-adjustment exercise price and post-adjustment exercise price in this formula shall be those amounts in the case of an adjustment to the exercise price of the first paragraph of 5).

Number of Shares	=	(Pre-adjustment Exercise Price – Post-adjustment Exercise Price)	×	Number of Allocated Shares Calculated Based on the Pre-adjustment Exercise Price
Post-adjustment Exercise Price

In such a case, fractions of shares that arise shall be rounded off, and a cash adjustment shall not be performed.

(3)

In the event of the difference between the post-adjustment exercise price and the pre-adjustment exercise price calculated in accordance with the exercise price adjustment formula being less than JPY1, an adjustment shall not be performed on the exercise price. However, in the event of grounds that require the adjustment of the exercise price subsequently arising, and the exercise price being adjusted, the amount obtained by deducting the difference from the pre-adjustment exercise price shall be used in lieu of the pre-adjustment exercise price in the exercise price adjustment formula.

(4)	1) A calculation using the exercise price adjustment formula shall be performed in JPY to the second decimal place, and fractions beyond the second decimal place shall be rounded off.

2)

The market price to be used in the exercise price adjustment formula shall be the simple average closing price for ordinary transactions of ordinary shares of the Company on the first section of the Tokyo Stock Exchange (hereinafter, “TSE First Section”) for the 30 consecutive trading days (excludes days for which there is no closing price) beginning from the 45th trading day prior to the initial application of the post-adjustment exercise price. In such a case, the calculation of simple average shall be performed in JPY to the second decimal place, and fractions beyond the second first place shall be rounded off.

3)

In regard to the number of issued shares to be used in the exercise price adjustment formula, this shall be the number obtained by deducting the number of ordinary shares of the Company held by the Company as of the applicable day from the total number of ordinary shares issued by the Company as of the base date or shareholder confirmation date for the granting to shareholders of the right to receive an allocation, or in the event of there not being a base date or shareholder confirmation date, on the day one month prior to the initial application of the post-adjustment price, by the number of ordinary shares of the Company held by the Company as of such day.

(5)

Even outside of the cases where it is necessary to adjust the exercise price stated in Item (2) of this Paragraph, the Company shall perform the necessary adjustments on the exercise price in the situations set forth below.

1)	In the event of an adjustment of the exercise price being necessary due to a share consolidation, capital reduction, corporate split, share transfer, share exchange, or merger.

2)

In the event of an adjustment to the exercise price being necessary due to the occurrence of another situation in which there is a change in the number of issued ordinary shares of the Company or where there is a possibility of such a change occurring.

3)

In the event of there being a plurality of grounds necessitating the adjustment of the exercise price, and in relation to the market price to be used for the calculation of post-adjustment exercise price based on one of such grounds, it is necessary to consider the effect caused by the other grounds.

(6)

In the event of an adjustment being performed on the exercise price, the Company, by no later than the day prior to the commencement date of the application of the post-adjustment exercise price, shall notify the Stock Acquisition Rights Holder in writing of the fact that an adjustment will be performed, as well as the reason for this, the pre-adjustment exercise price, the post-adjustment exercise price, the commencement date of application, and any other necessary matters. However, in the case prescribed in Item (2) 5) of this Paragraph and in other cases where the aforementioned notification cannot be issued, notification shall be issued promptly after the commencement date of application.

11.	Exercise Period for the Stock Acquisition Rights

The period from August 20, 2018 to August 19, 2020 (however, in the event of August 19, 2020 not being a bank business day, the preceding bank business day). However, in the event of it being necessary to suspend the exercising of the Stock Acquisition Rights due to an act of organizational restructuring prescribed in Paragraph 14, the Stock Acquisition Rights may not be exercised during the period specified by the Company, which shall be for up to 30 days prior to a date that is within 14 days from the date of effect. In such a case, the period that exercising will be suspended as well as the other necessary matters shall be notified at least one month prior to the commencement date of such period.

12.	Other Conditions for the Exercising of the Stock Acquisition Rights

(1)

In the event that, by the exercising of the Stock Acquisition Rights, the number of ordinary shares of the Company that will be held by the Stock Acquisition Rights Holders for the Stock Acquisition Rights being exercised after the exercising of such rights will exceed 5.1% (16,523,372 shares) of the total number of issued shares of the Company as of the date for the resolution of the issuance of the Stock Acquisition Rights (August 2, 2018) (323,987,693 shares) (however, in the event of grounds having arisen for the adjustment of the exercise price as stated in Paragraph 10 Item (2), an appropriate adjustment shall be performed), stock acquisition rights may not be exercised for the part in excess of 5.1% (however, in the event of grounds having arisen for the adjustment of the exercise price as stated in Paragraph 10 Item (2), an appropriate adjustment shall be performed).

(2)

In the event of the exercising of the Stock Acquisition Rights resulting in the total number of issued shares of the Company exceeding the number of authorized shares at such time, such Stock Acquisition Rights may not be exercised.

(3)	The partial exercising of each Stock Acquisition Right may not be performed.

13.	Grounds for the Acquisition of Stock Acquisition Rights

At any time after the allotment date of the Stock Acquisition Rights, the Company may decide on the acquisition of the Stock Acquisition Rights and the date for the acquisition of the Stock Acquisition Rights (hereinafter, “Acquisition Date”) by resolution of the Board of Directors. The Company, after such a resolution of the Board of Directors, upon the arrival of the Acquisition Date, may acquire all or a part of the Stock Acquisition Rights remaining as of the Acquisition Date, at the same payment price per Stock Acquisition Right, by issuing a notification or notice of the Acquisition Date at least 20 business days prior to such acquisition date to the Stock Acquisition Rights Holders of the Stock Acquisition Rights subject to the acquisition. In the case of a partial acquisition of the Stock Acquisition Rights, this shall be performed by lottery or other reasonable method.

14.	Issuance of Stock Acquisition Rights in the Case of Merger, Corporate Split, Share Exchange, or Share Transfer

In the event of the performance of an absorption-type merger in which the Company will be the absorbed company, a new incorporation merger in which the Company will become extinguished, an absorption split in which the Company will be the company absorbed by the split, a new split in which the Company will become extinguished, a share exchange in which the Company will become a wholly owned subsidiary, or a share transfer in which the Company will become a wholly owned subsidiary (hereinafter collectively referred to as “Organizational Restructuring Acts”), in exchange for the Stock Acquisition Rights outstanding immediately prior to the effective date of such Organizational Restructuring Act, the respective surviving company of the absorption-type merger, the newly established merger company, the successor company of the absorption-type split, the newly established split company, the parent company under the share exchange or the parent company under the share transfer (hereinafter collectively referred to as “Restructured Company”) shall issue new stock acquisition rights to the Stock Acquisition Rights Holders based on the conditions set forth below.

(1)	Number of Stock Acquisition Rights to be Newly Issued

To be reasonably adjusted, in consideration of the conditions, etc. of the Organizational Restructuring Act, based on the number of the Stock Acquisition Rights held by the Stock Acquisition Rights Holders. Fractions of one share arising from such an adjustment shall be rounded off.

(2)	Class of Shares Subject to the Stock Acquisition Rights to be Newly Issued and the Same Class of Shares of the Restructured Company

(3)	Calculation Method for the Number of Shares Subject to the Stock Acquisition Rights to be Newly Issued

To be reasonably adjusted in consideration of the conditions, etc. of the Organizational Restructuring Act. Fractions of one share arising from the adjustment shall be rounded off.

(4)	Amount of Assets to be Contributed for the Exercising of the Stock Acquisition Rights to be Newly Issued

To be reasonably adjusted in consideration of the conditions, etc. of the Organizational Restructuring Act. Fractions of JPY1 arising from the adjustment shall be rounded off.

(5)

Exercise period for the stock acquisition rights to be newly issued, the capital and capital reserve to be added in the case of shares being issued through the exercising of such stock acquisition rights, the grounds for the acquisition of such stock acquisition rights by the Restructured Company, the issuance of stock acquisition rights in the case of an Organizational Restructuring Act, stock acquisition rights certificates and exercising conditions

To be determined at the time of the Organizational Restructuring Act, in accordance with the provisions of Paragraph 11 to Paragraph 14, as well as Paragraph 16 and Paragraph 17.

(6)	Restrictions on Acquisition by Transfer of Stock Acquisition Rights to be Newly Issued

The acquisition by transfer of the stock acquisition rights to be newly issued shall require the approval of the board of directors of the Restructured Company.

15.	Restrictions on Transfer of Stock Acquisition Rights

The transfer of the Stock Acquisition Rights shall require the approval of the Board of Directors of the Company.

16.	Non-issuance of Stock Acquisition Rights Certificates

The Company shall not issue stock acquisition rights certificates for the Stock Acquisition Rights.

17.	Capital and capital reserve to be added in the case of the issuance of shares by the exercising of stock acquisition rights

The amount of capital to be added in the case of ordinary shares of the Company being issued by the exercising of the Stock Acquisition Rights shall be one-half of the capital, etc. increase limit calculated in accordance with the provisions of Article 17 Paragraph 1 of the Rules of Corporate Accounting (in the event of a fraction of JPY1 arising from such a calculation, the fraction shall be rounded up), and the amount obtained by deducting the capital to be added from such capital, etc. increase limit shall be the amount of capital reserve to be added.

18.	Method for Claiming the Exercising of Stock Acquisition Rights

(1)

A Stock Acquisition Rights Holder who intends to claim the exercising of the Stock Acquisition Rights, upon entering their name or title, address, the code of the bank account for the transfer of the ordinary shares of the Company that has been opened for such Stock Acquisition Rights Holder (excludes special accounts as prescribed in Article 131 Paragraph 3 of the Act on Book Entry of Corporate Bonds and Shares [hereinafter, the “Book Entry Act”]), and any other necessary matters in the exercise claim form prescribed by the Company, and signing or stamping this, shall submit such form to the exercise claim acceptance location stated in Paragraph 20 during the exercise period set forth in Paragraph 11, and shall pay the amount obtained by multiplying the number of the Stock Acquisition Rights subject to the exercise claim by the exercise price and the number of allocated shares (hereinafter, “Total Investment”) in cash, by bank transfer to the account designated by the Company of the payment handling location prescribed in Paragraph 21 (hereinafter, “Specified Account”).

(2)	A person who had made an exercise claim in accordance with this Paragraph may not subsequently withdraw such a claim.

(3)

The effect of a claim for the exercising of the Stock Acquisition Rights shall commence upon the arrival of the documents required for the exercise claim at the exercise claim reception location, and upon the depositing of the Total Investment relating to the exercising of such Stock Acquisition Rights to the Specified Account.

19.	Shares Acceptance Method

The Company, promptly after the entering into effect of a claim for the exercising of the Stock Acquisition Rights, pursuant to the provisions of Article 130 Paragraph 1 of the Book Entry Act, shall provide notification to the book entry institution on information relating to the new registry of ordinary shares of the Company issued through the exercising of such Stock Acquisition Rights.

20.	Exercise Claim Reception Location

Corporate Affairs, General Affairs Group
A.D.Works. Co., Ltd.
2-2-3, Uchisaiwai-cho, Chiyoda-ku, Tokyo

21.	Payment Handling Location

Mizuho Bank, Ltd.	Ginza Branch

22.	Other Matters

(1)

In the event of it becoming necessary to amend the provisions of these Guidelines or take other measures due to the amendment, etc. of the Companies Act or other law, the Company shall take the necessary measures.

(2)

Decisions on the necessary matters for the exercising of the Stock Acquisition Rights other than the above shall be entrusted to the President and Representative Director or other person designated by the Company.

(3)	The issuance of the Stock Acquisition Rights shall be on the condition of the entering into effect of a notice based on the Financial Instruments and Exchange Act.

(Annex 3)

Contents of Party B 1st Stock Acquisition Rights

1.	Title of Stock Acquisition Rights

A.D. Works Group Co., Ltd. 1st Stock Acquisition Rights (hereinafter, “the Stock Acquisition Rights”)

2.	Allocation Date of the Stock Acquisition Rights

April 1, 2020

3.	Allocation of Stock Acquisition Rights

To be allocated to Milestone Capital Management Co., Ltd.

4.	Class and Quantity of Shares Subject to Stock Acquisition Rights

(1)

The class and total quantity of shares subject to the Stock Acquisition Rights shall be 2,728,551 ordinary shares of the Company (however, the total number of such shares may change through the exercising of the A.D.Works. Co., Ltd. 21st Stock Acquisition Rights) (the number of shares subject to each stock acquisition right [hereinafter, “Number of Allocated Shares”] is 10.2 shares). However, in the event of the Number of Allocated Shares having been adjusted pursuant to Items (2) and (3) of this Paragraph, the total number of shares subject to the Stock Acquisition Rights shall be adjusted in accordance with the adjusted Number of Allocated Shares.

(2)

In the event of an adjustment being performed to the exercise price (defined in Paragraph 7 Item (2); hereinafter the same) by the Company in accordance with Paragraph 8, the Number of Allocated Shares shall be adjusted by the formula set forth below. However, such an adjustment shall only be performed on the Number of Allocated Shares for the Stock Acquisition Rights that have not been exercised as of that time, and fractions of one share resulting from the adjustment shall be rounded off. It should be noted that the pre- and post-adjustment exercise prices in the formula shall be the pre- and post-adjustment exercise prices as prescribed in Paragraph 8.

Post-Adjustment Number of Allocated Shares	=	Pre-adjustment Number of Allocated Shares x Pre-adjustment Exercise Price
Post-Adjustment Exercise Price

(3)

In regard to the application date for the post-adjustment Number of Allocated Shares, in relation to the adjustment of the exercise price under Paragraph 8 Items (2) and (5) for the applicable grounds for adjustment, this shall be the same day as the application date of the post-adjustment exercise price prescribed in the respective items.

(4)

In the event of an adjustment being performed on the Number of Allocated Shares, the Company, by no later than the day prior to the commencement date of the application of the post-adjustment Number of Allocated Shares, shall notify the holders of the Stock Acquisition Rights (hereinafter, “Stock Acquisition Rights Holders”) in writing of the fact of the performance of the adjustment, the reason for this, the pre-adjustment Number of Allocated Shares, the post-adjustment Number of Allocated Shares, the commencement date of application, as well as any other necessary matters. However, in the case prescribed in Paragraph 8 Item (2) 5) and in other cases where the notification described above cannot be issued by the day prior to the commencement date of application, such notification shall be performed promptly after the commencement date of application.

5.	Total Number of Stock Acquisition Rights

267,505 shares. (However, the total number of such shares may change by the exercising of the A.D.Works. Co., Ltd. 21st Stock Acquisition Rights.)

6.	Non-requirement for the Payment of Moneys in Exchange for the Stock Acquisition Rights

The payment of moneys shall not be required.

7.	Amount of Assets to be Contributed in the Exercising of the Stock Acquisition Rights, as Well as the Calculation Method Thereof

(1)

The assets to be contributed in the exercising of each Stock Acquisition Right shall be moneys, and the amount shall be that obtained by multiplying the exercise price by the Number of Allocated Shares.

(2)

In the event of ordinary shares of the Company being newly issued by the Company through the exercising of the Stock Acquisition Rights, or ordinary shares of the Company held by the Company being disposed of in lieu of this (hereinafter such an issuance or disposal of ordinary shares of the Company is collectively referred to as “Issuance”), the amount of assets to be contributed per share (hereinafter, “Exercise Price”) shall be JPY370. However, the Exercise Price may be adjusted in accordance with the provisions of Paragraph 8.

8.	Adjustment of Exercise Price

(1)

The Company, after the issuance of the Stock Acquisition Rights, in the event of a change occurring to the number of ordinary shares issued by the Company due to a reason set forth in Item (2) of this Paragraph, or a concern arising that such a change may occur, the Exercise Price shall be adjusted in accordance with the formula set forth below (hereinafter, “Exercise Price Adjustment Formula”).

Post- adjustment Exercise Price	=	Pre- adjustment Exercise Price	×	Number of Shares Issued	+	Number of Shares to be Issued x Amount to be Paid Per Share
Market Value Per Share
Number of Shares Issued + Number of Shares to be Issued

(2)

In the event of an adjustment being performed to the Exercise Price through the Exercise Price Adjustment Formula, as well as in regard to the timing of the application of the post-adjustment Exercise Price, this shall be handled in accordance with the provisions set forth below.

1)

In the event of ordinary shares of the Company being Issued at a pay-in amount that falls below the market value prescribed in Item (4) 2) of this Paragraph (includes where due to gratuitous allocation; however, excludes where ordinary shares of the Company are issued through the exercising of stock acquisition rights (including those attached to bonds with warrants), the acquisition of shares with put option or shares subject to call, or the conversion, exchange, or exercising of other securities or rights to claim the issuance of ordinary shares of the Company, and where ordinary shares of the Company are Issued due to corporate split, share exchange, or merger).

The post-adjustment exercise price shall be applied from the payment deadline (in the event of a payment period having been prescribed at the time of solicitation, the final day of this period, and in the event of gratuitous allotment, the occurrence date of same), or in the event of there being a base date or shareholder confirmation date for the granting of the right to receive an allotment to shareholders in relation to such an Issuance, from the following day.

2)	In the Event of a Share Split Being Performed on Ordinary Shares

The post-adjustment exercise price shall be applied from the day following the base date or shareholder confirmation date for the share split.

3)

In the event of the issuance or granting of shares with put option with provisions on the issuance of ordinary shares of the Company for a price falling below the market price prescribed in Item (4) 2) of this Paragraph, or stock acquisition rights by which the issuance of ordinary shares of the Company can be claimed for a pay-in amount falling below the market price prescribed in Item (4) 2) of this Paragraph (includes that assigned to bonds with warrants), or other such securities or rights

The post-adjustment exercise price shall be calculated using the exercise price adjustment formula under the premise that the right to claim acquisition for all of the shares with put option or all of the stock acquisition rights or other securities or rights were converted, exchanged, or exercised under the initial conditions, and shall be applied from the payment deadline onward (the allotment date in the case of stock acquisition rights) or from the date of effect (in the case of gratuitous allotment). However, in the event of there being a base date or shareholder confirmation date for the assigning of the right to receive an allocation to shareholders, the post-adjustment exercise price shall be applied from the following day.

4)

In the event of ordinary shares of the Company being issued at a price falling below the market price prescribed in Item (4) 2) of this Paragraph in exchange for the acquisition of shares subject to call or stock acquisition rights subject to call (includes those attached to bonds with warrants) issued by the Company

The post-adjustment exercise price shall be applied from the day following the acquisition date.

5)

In the cases of 1) to 4) of this Item, in the event of a base date or shareholder confirmation date having been set for the granting to shareholders of the right to receive an allotment, and the occurrence of effect being conditional on the approval of a general meeting of shareholders, the Board of Directors, or other organization of the Company after such base date or shareholder confirmation date, notwithstanding the provisions of 1) to 4) of this Item, the post-adjustment exercise price shall be applied from the day following that on which approval was given. In such a case, ordinary shares of the Company shall be issued to the Stock Acquisition Right Holders who have exercised their Stock Acquisition Rights, in the period from the day following such base date or shareholder confirmation date to the date of such an approval, to the number calculated by the formula set forth below. It should be noted that the pre- and post-adjustment exercise prices in this formula shall be the pre- and post-adjustment exercise prices in the case of an adjustment to the exercise price of the first paragraph of 5).

Number of Shares	=	(Pre-adjustment Exercise Price – Post-adjustment Exercise Price)	×	Number of Allocated Shares Calculated Based on the Pre-adjustment Exercise Price
Post-adjustment Exercise Price

In such a case, fractions of one share that arise shall be rounded off, and a cash adjustment shall not be performed.

(3)

In the event of the difference between the post-adjustment exercise price and the pre-adjustment exercise price calculated in accordance with the exercise price adjustment formula being less than JPY1, an adjustment shall not be performed on the exercise price. However, in the event of grounds that require the adjustment of the exercise price subsequently arising, and the exercise price being adjusted, the amount obtained by deducting the difference from the pre-adjustment exercise price shall be used in lieu of the pre-adjustment exercise price in the exercise price adjustment formula.

(4)

1)	A calculation using the exercise price adjustment formula shall be performed in JPY to the second decimal place, and fractions beyond the second decimal place shall be rounded off.

2)

The market price to be used in the exercise price adjustment formula shall be simple average closing price for ordinary transactions of ordinary shares of the Company on the first section of the Tokyo Stock Exchange (hereinafter, “TSE First Section”) for the 30 consecutive trading days (excludes days for which there is no closing price) beginning from the 45th trading day prior to the initial application of the post-adjustment exercise price. In such a case, the calculation of simple average shall be performed in JPY to the second decimal place, and fractions beyond the first decimal place shall be rounded off.

3)

In regard to the number of issued shares to be used in the exercise price adjustment formula, this shall be the number obtained by deducting the number of ordinary shares of the Company held by the Company as of the applicable day from the total number of ordinary shares issued by the Company as of the base date or shareholder confirmation date for the granting to shareholders of the right to receive an allocation, or in the event of there not being a base date or shareholder confirmation date, on the day one month prior to the initial application of the post-adjustment price, by the number of ordinary shares of the Company held by the Company as of such day.

(5)

Even excepting those cases where it is necessary to adjust the exercise price stated in Item (2) of this Paragraph, the Company shall perform the necessary adjustments on the exercise price in the situations set forth below.

1)	In the event of an adjustment of the exercise price being necessary due to a share consolidation, capital reduction, corporate split, share transfer, share exchange, or merger.

2)

In the event of an adjustment to the exercise price being necessary due to the occurrence of another situation in which there is a change in the number of issued ordinary shares of the Company or where there is a possibility of such a change occurring.

3)

In the event of there being a plurality of grounds necessitating the adjustment of the exercise price, and in relation to the market price to be used for the calculation of post-adjustment exercise price based on one of such grounds, it is necessary to consider the effect caused by the other grounds.

(6)

In the event of an adjustment being performed on the exercise price, the Company, by no later than the day prior to the commencement date of the application of the post-adjustment exercise price, shall notify the Stock Acquisition Rights Holder in writing of the fact that an adjustment will be performed, as well as the reason for same, the pre-adjustment exercise price, the post-adjustment exercise price, the commencement date of application, and any other necessary matters. However, in the case prescribed in Item (2) 5) of this Paragraph and in other cases where the aforementioned notification cannot be issued, notification shall be issued promptly after the commencement date of application.

9.	Exercise Period for the Stock Acquisition Rights

The period from April 1, 2020 to August 19, 2020; however, in the event of August 19, 2020 not being a bank business day, the preceding bank business day. In the event of it being necessary to suspend the exercising of the Stock Acquisition Rights due to an act of organizational restructuring prescribed in Paragraph 12, however, the Stock Acquisition Rights may not be exercised during the period specified by the Company, which shall be for up to 30 days prior to a date that is within 14 days from the effective date. In such a case, the period for which exercising will be suspended as well as any other necessary matters shall be notified at least one month prior to the commencement date of such period.

10.	Other Conditions for the Exercising of the Stock Acquisition Rights

(1)

In the event that, by the exercising of the Stock Acquisition Rights, the number of ordinary shares of the Company that will be held by the Stock Acquisition Rights Holders will exceed 5.1% (2,003,783 shares [planned]) of the total number of issued shares of the Company as of the issuance date of the Stock Acquisition Rights (April 1, 2020; 39,289,864 shares [planned]) (however, in the event of grounds having arisen for the adjustment of the exercise price as stated in Paragraph 8 Item (2), an appropriate adjustment shall be performed), stock acquisition rights may not be exercised for the part in excess of 5.1%. However, in the event of grounds having arisen for the adjustment of the exercise price as stated in Paragraph 8 Item (2), an appropriate adjustment shall be performed).

(2)

In the event of the exercising of the Stock Acquisition Rights resulting in the total number of issued shares of the Company exceeding the number of authorized shares at such time, such Stock Acquisition Rights may not be exercised.

(3)	The partial exercising of each Stock Acquisition Right may not be performed.

11.	Grounds for the Acquisition of Stock Acquisition Rights

At any time after the allotment date of the Stock Acquisition Rights, the Company may decide on the acquisition of the Stock Acquisition Rights and the date for the acquisition of the Stock Acquisition Rights (hereinafter, “Acquisition Date”) by resolution of the Board of Directors. The Company, after such a resolution of the Board of Directors, upon the arrival of the Acquisition Date, may acquire all or a part of the Stock Acquisition Rights remaining as of the Acquisition Date, at the same payment price per Stock Acquisition Right, by issuing a notification or notice of the Acquisition Date at least 20 business days prior to such acquisition date to the Stock Acquisition Rights Holders of the Stock Acquisition Rights subject to the acquisition. In the case of a partial acquisition of the Stock Acquisition Rights, this shall be performed by lottery or other reasonable method.

12.	Issuance of Stock Acquisition Rights in the Case of Merger, Corporate Split, Share Exchange, or Share Transfer

In the event of the performance of an absorption-type merger in which the Company will be the absorbed company, a new incorporation merger in which the Company will become extinguished, an absorption split in which the Company will be the company absorbed by the split, a new split in which the Company will become extinguished, a share exchange in which the Company will become a wholly owned subsidiary, or a share transfer in which the Company will become a wholly owned subsidiary (hereinafter collectively referred to as “Organizational Restructuring Acts”), in exchange for the Stock Acquisition Rights outstanding immediately prior to the effective date of such Organizational Restructuring Act, the respective surviving company of the absorption-type merger, the newly established merger company, the successor company of the absorption-type split, the newly established split company, the parent company under the share exchange or the parent company under the share transfer (hereinafter collectively referred to as “Restructured Company”) shall issue new stock acquisition rights to the Stock Acquisition Rights Holders based on the conditions set forth below.

(1)	Number of Stock Acquisition Rights to be Newly Issued

To be reasonably adjusted, in consideration of the conditions, etc. of the Organizational Restructuring Act, based on the number of the Stock Acquisition Rights held by the Stock Acquisition Rights Holders. Fractions of one share arising from such an adjustment shall be rounded off.

(2)	Class of Shares Subject to the Stock Acquisition Rights to be Newly Issued and the Same Class of Shares of the Restructured Company

(3)	Calculation Method for the Number of Shares Subject to the Stock Acquisition Rights to be Newly Issued

To be reasonably adjusted in consideration of the conditions, etc. of the Organizational Restructuring Act. Fractions of one share arising from the adjustment shall be rounded off.

(4)	Amount of Assets to be Contributed for the Exercising of the Stock Acquisition Rights to be Newly Issued

To be reasonably adjusted in consideration of the conditions, etc. of the Organizational Restructuring Act. Fractions of JPY1 arising from the adjustment shall be rounded off.

(5)

Exercise period for the stock acquisition rights to be newly issued, the capital and capital reserve to be added in the case of shares being issued through the exercising of such stock acquisition rights, the grounds for the acquisition of such stock acquisition rights by the Restructured Company, the issuance of stock acquisition rights in the case of an Organizational Restructuring Act, stock acquisition rights certificates and exercising conditions

To be determined at the time of the Organizational Restructuring Act, in accordance with the provisions of Paragraphs 9 to 12, as well as Paragraphs 14 and 15.

(6)	Restrictions on Acquisition by Transfer of Stock Acquisition Rights to be Newly Issued

The acquisition by transfer of the stock acquisition rights to be newly issued shall require the approval of the board of directors of the Restructured Company.

13.	Restrictions on Transfer of Stock Acquisition Rights

The transfer of the Stock Acquisition Rights shall require the approval of the Board of Directors of the Company.

14.	Non-issuance of Stock Acquisition Rights Certificates

The Company shall not issue stock acquisition rights certificates for the Stock Acquisition Rights.

15.	Capital and capital reserve to be added in the case of the issuance of shares by the exercising of stock acquisition rights

The amount of capital to be added in the case of ordinary shares of the Company being issued by the exercising of the Stock Acquisition Rights shall be one-half of the capital, etc. increase limit calculated in accordance with the provisions of Article 17 Paragraph 1 of the Rules of Corporate Accounting (in the event of a fraction of JPY1 arising from such a calculation, the fraction shall be rounded up), and the amount obtained by deducting the capital to be added from such capital, etc. increase limit shall be the amount of capital reserve to be added.

16.	Method for Claiming the Exercising of Stock Acquisition Rights

(1)

A Stock Acquisition Rights Holder who intends to claim the exercising of the Stock Acquisition Rights, upon entering their name or title, address, the code of the bank for the transfer of the ordinary shares of the Company that has been opened for such Stock Acquisition Rights Holder (excludes special accounts as prescribed in Article 131 Paragraph 3 of the Act on Book Entry of Corporate Bonds and Shares [hereinafter, the “Book Entry Act”]), and any other necessary matters in the exercise claim form prescribed by the Company, and signing or stamping same, shall submit such form to the exercise claim acceptance location stated in Paragraph 18 during the exercise period set forth in Paragraph 9, and shall pay the amount obtained by multiplying the number of the Stock Acquisition Rights subject to the exercise claim by the exercise price and the number of allocated shares (hereinafter, “Total Investment”) in cash, by bank transfer to the account designated by the Company of the payment handling location prescribed in Paragraph 19 (hereinafter, “Specified Account”).

(2)	A person who had made an exercise claim in accordance with this Paragraph may not subsequently withdraw such a claim.

(3)

The effect of a claim for the exercising of the Stock Acquisition Rights shall commence upon the arrival of the documents required for the exercise claim at the exercise claim reception location, and upon the depositing of the Total Investment relating to the exercising of such Stock Acquisition Rights to the Specified Account.

17.	Shares Acceptance Method

The Company, promptly after the entering into effect of a claim for the exercising of the Stock Acquisition Rights, pursuant to the provisions of Article 130 Paragraph 1 of the Book Entry Act, shall provide notification to the book entry institution on information relating to the new registry of ordinary shares of the Company issued through the exercising of such Stock Acquisition Rights.

18.	Exercise Claim Reception Location

A.D. Works Group Co., Ltd.

2-2-3, Uchisaiwai-cho, Chiyoda-ku, Tokyo

19.	Payment Handling Location

Mizuho Bank, Ltd.        Ginza Branch

20.	Reason for the calculation of payment amount for the Stock Acquisition Rights, as well as the amount of property to be contributed at the time of the exercising thereof

The Stock Acquisition Rights, upon the share transfer in which the Company obtains all issued shares of A.D.Works. Co., Ltd., shall be issued to the allottees stated in Paragraph 3 in exchange for the A.D.Works. Co., Ltd. 21st Stock Acquisition Rights that they hold, and have been determined as set forth in Paragraph 7, in consideration of the exercise price, other content of the Stock Acquisition Rights, and the various conditions of the allotment agreements with the allottees.

21.	Other Matters

(1)

In the event of it becoming necessary to amend the provisions of these Guidelines or take other measures due to the amendment, etc. of the Companies Act or other law, the Company shall take the necessary measures.

(2)

Decisions on the necessary matters for the exercising of the Stock Acquisition Rights other than the above shall be entrusted to the President and Representative Director or other person designated by the President and Representative Director.

(3)	The issuance of the Stock Acquisition Rights shall be on the condition of the entering into effect of a notice based on the Financial Instruments and Exchange Act.

3	Overview of the Content of the Matters Stated in Article 206 of the Ordinance for Enforcement of the Companies Act

(1)	Matters Relating to the Appropriateness of the Provisions on the Share Transfer Price

In the Share Transfer, one wholly owning parent company will be established through a share transfer by the Company alone, and all shares of the holding company will be allocated only to all shareholders of the Company immediately prior to the Share Transfer. The decision has been made to allot and issue 0.1 ordinary shares of the holding company for each ordinary share of the Company held by the shareholders.

In the event of the Share Transfer resulting in a fraction of one ordinary share of the holding company that must be issued to all shareholders of the Company, moneys shall be paid in accordance with the fractional part of one share, pursuant to the provisions of Article 234 of the Companies Act and other laws and ordinances.

In addition, the holding company shall adopt a share unit system, and one share unit shall be comprised of 100 shares. It should be noted, in regard to the shareholders of the Company who receive an allotment of shares of the holding company constituting less than one full unit, that such shareholders shall be unable to sell their allotted shares on the Tokyo Stock Exchange or other financial instruments exchange; however, shareholders who hold such shares constituting less than one unit may make a claim for the holding company to purchase the shares constituting such less than one unit that they hold.

It should be noted, as described above, that as the Share Transfer is a share transfer by the Company alone, an appraisal on the share transfer ratio by a third-party organization shall not be performed. However, in regard to the aforementioned share transfer ratio, this was set in consideration of the share price level per share of the Company at the current time, with primary consideration of not causing disadvantage to the shareholders of the Company, and close to the level of investment unit (equal to or more than JPY50,000 and less than JPY500,000) deemed appropriate by the Tokyo Stock Exchange, and we have determined such ratio to be fair.

Furthermore, the amount of capital and capital reserve of the holding company has been set within the range of laws and ordinances, and in consideration of the objectives and size of the holding company as well as the capital policy, etc. after its establishment, and we have determined these amounts to be appropriate.

(2)	Matters Relating to the Appropriateness of the Provisions on the Stock Acquisition Rights Relating to the Share Transfer

In regard to the stock acquisition rights issued by the Company, at the time of the Share Transfer, the stock acquisition rights holders of the Company will be allotted stock acquisition rights of the holding company of the same content and quantity as the stock acquisition rights of the Company that they hold in exchange for such stock acquisition rights of the Company, and therefore, it has been determined that the provisions on the stock acquisition rights in relation to the share transfer are appropriate.

(3)	Matters Regarding the Share Transfer Wholly Owned Subsidiary

There has been no disposal of significant property, bearing of large-scale debt, or other event significantly affecting the status of company property since the final day of the previous fiscal year.

4	Matters relating to candidates for director (excluding directors who are Audit & Supervisory Committee Members) of the holding company

    Candidates for director (excluding directors who are Audit & Supervisory Committee Members) of the holding company are as indicated below.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1973	Joined Seibu Real Estate Co., Ltd.
	July 1991	Opened Tanaka Fudosan Office
	October 1992	Joined Houseport Seiyo (Now Mizuho Realty)
	March 1993	Director of the Company
Hideo Tanaka	February 1995	President and CEO of the Company (current position)	(1) 51,108,620 shares
February 7, 1950	(Important Concurrent Positions)		(2) 5,110,862 shares
Chairman and Representative Director, A.D.Partners corporation
Chairman and Representative Director, A.D.Designbuild corporation
Director Chairman, A.D.Works USA, Inc.
Director Chairman, ADW Management USA, Inc.
[Reasons for Nomination as Director]

    Hideo Tanaka has led the Company’s real estate business from the start-up stage and has achieved a track record of growth to the present. We have determined that his abundant management experience as President, CEO, and Representative Director, as well as his deep insight into the real estate business, will be indispensable for improving the corporate value of the holding company, and have appointed him as candidate for director.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1990	Joined Kokusai Kogyo
	September 2002	Joined Gaga Communications (currently Gaga Corporation)
	June 2003	Joined Ikoma CB Richard Ellis (currently CBRE)
	April 2005	General Manager, Corporate Management Department of said company
	April 2006	General Manager, Finance and Accounting Department of said company
	September 2009	Manager, Administration Department of the Company
Katsutoshi Hosoya December 16, 1965	April 2010	Executive Officer and Chief Financial Officer (CFO) of the Company, and Manager of the Business Management Department
	June 2011	Director and Chief Financial Officer (CFO) of the Company, and Manager of the Business Management Department	(1) 1,723,994 shares
	June 2014	Senior Managing Director, CFO, and Manager of the Business Management Department of the Company	(2) 172,399 shares
	January 2016	Managing Director and CFO of the Company
	July 2018	Managing Director, CFO, and Manager of Equity Advisory Office of the Company (current position)

(Important Concurrent Positions)
Director, A.D.Partners corporation
Director, A.D.Designbuild corporation
Director CFO, Secretary, A.D.Works USA, Inc.
Director CFO, Secretary, ADW Management USA, Inc.
[Reasons for Nomination as Director]

    Katsutoshi Hosoya has a wealth of practical experience in staffing departments including at both listed and foreign companies, as well as deep insight into corporate governance. As CFO, he has a long track record of contributing to the growth of the Company through the proposal and execution of financial strategies. We anticipate that he will continue to contribute to the increase in corporate value at the holding company, and have nominated him as candidate for director.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1982	Joined Sumitomo Trust & Banking (currently Sumitomo Mitsui Trust Bank, Limited)
	June 2005	General Manager, Real Estate Sales Department, Headquarters of said company (Osaka)
	June 2007	General Manager, Real Estate Sales Department of said company
	May 2009	Director, General Manager of Real Estate General Consulting Department
	April 2011	Director and Branch Manager of said company
Mitsuo Kimura October 6, 1957	September 2011	President and Representative Director, Sumishin Real Estate Investment Advisors (currently Sumitomo Mitsui Trust Real Estate Investment Management)	(1) 432,810 shares (2) 43,281 shares
	June 2014	Director and Senior Executive Officer, Sumitomo Mitsui Trust Realty
	April 2018	Senior Executive Officer and General Manager of the Asset Solutions Business Division of the Company
	June 2018	Senior Managing Director and General Manager of the Asset Solutions Division of the Company
	April 2019	Senior Managing Director and General Manager of the Property Asset Division of the Company (current position)

(Important Concurrent Positions)
President and Representative Director, A.D.Designbuild corporation
[Reasons for Nomination as Director]

    Mitsuo Kimura has abundant practical and management experience at major trust bank groups, and has deep insight into the finance and real estate industries. We expect that he will promote the further expansion and strengthening of the Company’s business, and will continue to contribute to the improvement in corporate value of the holding company, and have nominated him as candidate for director.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1993	Joined Sumitomo Trust & Banking (currently Sumitomo Mitsui Trust Bank)
	April 2006	Joined Soken Homes
	October 2006	General Manager of Asset Managemen Department of said company
	October 2010	General Manager of Sales Promotion Office of the Company
	April 2011	Executive Officer and General Manager of Asset Solutions Department of the Company
	June 2013	Senior Executive Officer and General Manager of Asset Solutions Department of the Company
Nobuhiko Toji August 26, 1969	June 2014	Director, Senior Executive Officer and General Manager of Asset Solutions Department of the Company	(1) 785,118 shares (2) 78,511 shares
	April 2016	Director, Senior Executive Officer and General Manager of Asset Solutions Division of the Company
	April 2018	Director, Senior Executive Officer and in charge of Asset Solutions Division of the Company
	April 2019	Director, Senior Executive Officer and General Manager of Client Relations of the Company (current position)

(Important Concurrent Positions)
President and Representative Director, A.D.Partners corporation
Director, A.D.Designbuild corporation
[Reasons for Nomination as Director]

    Nobuhiko Toji has an exceptional track record in the real estate and finance sectors, and led performance in the domestic revenue real estate sales business and real estate management business of the Company. He has suitable experience for the oversight and supervision of the business department, we expect that he will continue to contribute to the increase in corporate value of the holding company, and therefore have nominated him as candidate for director.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1988	Joined ITOCHU
	June 2001	Joined KPMG Business Advisory LLC
	February 2002	General Manager, New Business Department, OHKI CORPORATION
	June 2004	Joined Fund Creation
	October 2004	Fund Creation Real Estate Investment Trust President and Representative Director
	September 2010	General Manager, Business Strategy Office, Daito Trust Construction Co., Ltd.
	March 2013	Executive Officer and General Manager of the Overseas Business Preparation Office of the Company
Koji Kaneko October 23, 1965	September 2013	Executive Officer and General Manager of the Overseas Department of the Company	(1) 215,249 shares (2) 21,524 shares
	July 2015	Senior Executive Officer and General Manager of the Overseas Department of the Company
	June 2018	Director, Senior Executive Officer and General Manager of the Overseas Department of the Company
	April 2019	Director, Senior Executive Officer and General Manager of the Overseas Division of the Company (current position)

(Important Concurrent Positions)
Director CEO, President, A.D.Works USA, Inc.
Director, ADW Management USA, Inc.
[Reasons for Nomination as Director]

    Koji Kaneko launched the US Income Real Estate Sales Business, at the Company, has grown the new business, and led it to become one of the core businesses of the Company. He has suitable experience for the oversight and supervision of the business department, we expect that he will continue to contribute to the increase in corporate value of the holding company, and therefore have nominated him as candidate for director.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1989	Joined Recruit Cosmos (currently Cosmos Initia)
	January 2008	General Manager, AM Division Corporate Sales Department of said company
	November 2009	General Manager, Brokerage Department of said company
	April 2011	General Manager, Solutions Business Department of said company
	October 2013	General Manager of Solutions Business Department and General Manager of Real Estate Planning and Development Department of said company
	October 2014	General Manager of Rental Business Department Ownership Department of said company
Toshiya Suzuki	October 2015	Executive Officer and General Manager of the Business Planning Office of the Company	(1) 204,498 shares (2) 20,449 shares
November 9, 1964	April 2017	Executive Officer and General Manager of the Business Planning Division of the Company
	June 2018	Director, Executive Officer and General Manager of the Business Planning Division of the Company
	July 2018	Director, Executive Officer and General Manager of the Business Planning Division, and General Manager of the Client Solutions of the Company
	April 2019	Director, Executive Officer, and General Manager of the Investment Property Division of the Company
	June 2019	Director, Senior Executive Officer, and General Manager of the Investment Property Division of the Company (current position)
(Important Concurrent Positions) President and Representative Director, Smart Money Investment
[Reasons for Nomination as Director]

    Toshiya Suzuki has abundant experience in the real estate business at major real estate companies, and in addition has had an exceptional track record in the large income real estate leasing and sales business at the Company. He has suitable experience for the oversight and supervision of the business department, we expect that he will continue to contribute to the increase in corporate value of the holding company, and therefore have nominated him as candidate for director.

(Notes)	1. There are no special interests between any of the candidates and the Company, and in addition, there are no plans for the creation of special interests with the holding company.
2. In regard to the number of shares of the Company held by each director, the number of shares as of September 30, 2019 is stated.

5.	Matters Relating to Candidates for Director who are Audit & Supervisory Committee Members of the Holding Company

    Candidates for Director who are Audit & Supervisory Committee Members of the holding company are as set forth below.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1974	Joined Sumitomo Trust & Banking (presently Sumitomo Mitsui Trust Bank)
	August 1995	Manager, Nara Saidaiji Branch of said company
	June 1997	Manager, Shinjuku Branch of said company
	June 1998	General Manager, Business Promotion Department of said company
	June 2001	Manager, Fukuoka Branch of said company
	June 2003	President and Director of Business Next
Tamio Harakawa June 16, 1950	June 2007	Director and Senior Executive Officer of Sumishin Business Services (presently Sumitomo Mitsui Trust Business Services)	(1) 0 shares (2) 0 shares
	June 2008	Auditor of Life Jyutaku Loan (presently Sumitomo Mitsui Trust Loan & Finance)
	October 2010	Adviser of Research Department, Sumitomo Trust and Banking (presently Sumitomo Mitsui Trust Bank)
	June 2012	External auditor of the Company
	June 2016	External Director of the Company (audit & supervisory committee member) (current position)
[Reason for Nomination as Exrernal Director who is an Audit & Supervisory Committee Member]

    Tamio Harakawa has abundant experience and extensive knowledge in corporate management and auditing. We expect that his oversight and effective advice on management in general at the holding company as well will strengthen the supervisory function of the Board of Directors, and have made him candidate for exrernal director who is an Audit & Supervisory Committee Member.

Name Date of Birth		Employment History, Position, and Responsibilities (Important Concurrent Positions)	(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1974	Joined Marubeni
	April 1997	General Manager, Heavy Electric First Department of said company
	April 1998	General Manager, Electricity Project Third Department of said company
	April 1999	Deputy General Manager of Electricity Project Division and General Manager of Electricity Project First Department of said company
	April 2001	Deputy General Manager of Utility Infrastructure Department and General Manager of Overseas Electrical Business Department of said company
Mamoru Sekiyama August 14, 1949	April 2002	Executive Officer and General Manager of Utility Infrastructure Department of said company	(1) 0 shares (2) 0 shares
	April 2005	Senior Executive Officer of said company
	June 2006	Managing Executive Officer of said company
	April 2007	Senior Managing Executive Officer of said company
	April 2009	Representative Director, Vice President, and Executive Officer of said company
	April 2013	Senior Executive Vice President of said company
	April 2015	Adviser of said company
	April 2015	Chairman of Marubeni Power Systems
	June 2017	External Director of Astellas Pharma (current position)
(Important Concurrent Positions)
External Director of Astellas Pharma

[Reason for Nomination as External Director who is an Audit & Supervisory Committee Member]

    Mamoru Sekiyama has abundant experience cultivated as a corporate manager and External Director, as well as international experience and broad general knowledge. We expect that his appropriate monitoring and guidance of management will strengthen the supervisory function of the Board of Directors at the holding company as well, and have nominated him as candidate External Director who is an Audit & Supervisory Committee Member.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	April 1978	Joined Chiyoda Life Insurance Company (presently The Gibraltar Life Insurance Company)
	February 2001	Joined Matsui Securities
	June 2002	Director of said company
	February 2004	Managing Director of said company
	June 2005	Auditor of Monex Beans Securities (presently Monex, Inc.)
	June 2005	Auditor of Monex Beans Holdings (presently Monex Group)
	June 2007	Director of Monex Inc.
	June 2007	Director of Monex Group
Hisashi Tanaami September 11, 1954	April 2008	Lecturer, Faculty of Science and Engineering, Hosei University (current position)	(1) 0 shares (2) 0 shares
	February 2011	Vice President and Representative Director of Monex Inc.
	June 2013	Executive Officer of Monex Group (current position)
	April 2017	Vice Chairman and Director of Monex Inc. (current position)
(Important Concurrent Positions)
Executive Officer of Monex Group
Vice Chairman and Director of Monex Inc.
Lecturer, Faculty of Science and Engineering, Hosei University
[Reason for Nomination as External Director who is an Audit & Supervisory Committee Member]

    Hisashi Tanaami has abundant experience accumulated as a business manager and through investment banking business, etc. at securities companies, as well as extensive knowledge in corporate governance. We expect that his appropriate management monitoring and guidance at the holding company will strengthen the supervisory function of the Board of Directors, and have nominated him as candidate for director who is an Audit & Supervisory Committee Member.

Name Date of Birth	Employment History, Position, and Responsibilities (Important Concurrent Positions)		(1) Number of Shares of the Company Held (2) Number of Shares of the Holding Company to be Allotted
	July 1984 -	Joined the Japan Office of the US Meat Export Federation
	January 1991	Joined Estee Lauder (presently ELC Japan)
	March 1997 -	Joined NIHON L’ORÉAL
	November 2004	Joined GUERLAIN (LVJ Group)
	May 2012	Joined fitfit
	May 2013	President and Representative Director of La Prairie Japan
Sachiko Awai May 21, 1957	January 2019	Newport INCOCO Business Department General Manager (current position)	(1) 0 shares (2) 0 shares
	January 2019	Part Time Adviser, Harvest Natural Water Business Department (current position)
	June 2019	External Director (who is an Audit & Supervisory Committee Member) of the Company (current position)

(Important Concurrent Positions)
Newport INCOCO Business Department General Manager
Part Time Adviser, Harvest Natural Water Business Department

[Reason for Nomination as External Director who is an Audit & Supervisory Committee Member]

    Sachiko Awai has experience as a representative director at a Japanese branch of a global company, and has many years of extensive experience in the marketing of foreign brands. We expect that her appropriate management monitoring and guidance at the holding company will strengthen the supervisory function of the Board of Directors, and have nominated her as candidate director who is an Audit & Supervisory Committee Member.

(Notes)	1 There are no special interests between any of the candidates and the Company, and in addition, there are no plans for the creation of special interests with the holding company.
2 All of the candidates are candidates for External Director.

3  The tenure as External Director (who is an Audit & Supervisory Committee Member) at the Company of Tamio Harakawa will be three years and six months upon the conclusion of this general meeting of shareholders, and the tenure of Sachiko Awai will be six months. In addition, Tamio Harakawa served as External Auditor of the Company for a period of four years prior to his appointment as External Director (who is an Audit & Supervisory Committee Member) of the Company.

4  The Company, based on the provisions of the Company’s Articles of Incorporation, and pursuant to the provisions of Article 427 Paragraph 1 of the Companies Act, has executed contracts with Tamio Harakawa and Sachiko Awai that limit their liability to compensate for the damages of Article 423 Paragraph 1 of such Act. The maximum amount of their liability to compensate based on such contracts is limited to the amount prescribed by law. In the event of A.D. Works Group Inc. being established and each candidate being appointed External Director of said company, it is planned for said company to execute similar contracts that limit liability with each of the candidates.

5  The Company has registered Tamio Harakawa and Sachiko Awai as independent officers with the Tokyo Stock Exchange, and in the event of A.D. Works Group Inc. being established, and each of the candidates being appointed as External Directors of said company, it is planned for said company to nominate and register each of the candidates as independent officers.

6 In regard to the number of shares of the Company held by each candidate, the number of shares as of September 30, 2019 is stated.

6	Matters Relating to Entity to Become Accounting Auditor of the Holding Company

    The Entity to become the accounting auditor of the holding company is as set forth below.

Name	Ernst & Young ShinNihon LLC

Address of Main Office	Hibiya Mitsui Tower, Tokyo Midtown Hibiya, 1-1-2, Yuraku-cho, Chiyoda-ku, Tokyo
History	April 2000

Ota Showa Century Audit Corporation established by the merger of Ota Showa Audit Corporation (established in October 1985 through the merger of Tetsuzo Ota Audit Office [established in January 1967] and Showa Audit Corporation [established in December 1969]) and Century Audit Corporation (established in January 1986)

	July 2001	Company name changed to ShinNihon Audit Corporation
	July 2008	Company form changed to limited liability audit cooperation, and company name changed to ShinNihon LLC
	July 2018	Company name changed to Ernst & Young ShinNihon LLC
Employees	CPA	3,040
	CPA who have passed professional examination	1,074
	Other	1,378
	Total	5,492

Number of Audit Clients	3,821 companies

Capital	1,019 million yen
Offices	Within Japan: Tokyo and other locations	a total of 17 locations
	Outside of Japan: New York and other locations	a total of 44 locations

(Current as of June 30, 2019)

Proposal No. 2    Partial Amendment of the Articles of Incorporation

1.	Reasons for the Change

The Company, for the smooth implementation of the administrative procedures relating to convocations, etc. of ordinary general meetings of shareholders, based on the provisions of Article 124 Paragraph 3 of the Companies Act, has prescribed the base date for ordinary general meetings of shareholders in Article 13 (Base Date for Ordinary General Meetings of Shareholders) of the current Articles of Incorporation. However, if Proposal No. 1 - Approval of Share Transfer Plan is approved at this extraordinary general meeting of shareholders, and the Share Transfer comes into effect on April 1, 2020 (Wednesday), the shareholders of the Company will comprise solely the holding company, and therefore the necessity for provisions on the base date for ordinary general meetings of shareholders will be obviated. For this reason, the base date system for ordinary general meetings of shareholders shall be abolished, Article 13 of the current Articles of Incorporation shall be deleted, and the article numbers of each of the articles of the current Articles of Incorporation from Article 14 onward shall be moved up by one article number in conjunction with this change (this partial amendment to the Articles of Incorporation is hereinafter referred to as “Amendment to Articles of Incorporation”).

It should be noted that the Amendment to the Articles of Incorporation shall come into effect on March 31, 2020 (Tuesday), on the conditions that Proposal No. 1 - Share Transfer Plan is approved at this extraordinary general meeting of shareholders as proposed, as well as that the Share Transfer Plan does not lose effect, and the Share Transfer is not canceled, in the period up to the day prior to Tuesday March 31, 2020.

2.	Content of the Amendment

The content of the amendment shall be as set forth below.

(Amended parts are indicated by underlining.)

Current Articles of Incorporation		Proposed Amendment
(Base Date for Ordinary General Meetings of Shareholders)
Article 13	The base date for the voting rights for ordinary general meetings of shareholders of the Company shall be March 31 of each year.	<Deleted>
Article 14 to Article 39		Article 13 to Article 38
	<Article Text Omitted>	<As per the current Articles of Incorporation>

(Reference)

In regard to the dividend of surplus for the period ending March 2020 (April 1, 2019 to March 31, 2020) (year-end dividend), in accordance with Article 38 Paragraph 1 of the current Articles of Incorporation (Article 37 Paragraph 1 after the Amendment of the Articles of Incorporation), it is planned for the dividend to be paid by the Company to the shareholders or registered pledgees stated or recorded in the final registry of shareholders of March 31, 2020.

Proposal No. 3    Continued Introduction of Large-Scale Purchase Rules for the Holding Company

The Company’s Large-Scale Purchase Rules were introduced as a mechanism for the maintenance and increase in corporate value and shareholder interest upon approval at the 86th ordinary general meeting of shareholders held on June 28, 2012, and their renewal was approved at the 89th ordinary general meeting of shareholders held on June 23, 2015 and the 92nd ordinary general meeting of shareholders held on June 26, 2018, leading to the present.

In the event of Proposal No. 1 - Approval of the Share Transfer Plan, being approved at this extraordinary general meeting of shareholders, the Company plans to newly list the shares of the holding company on the Tokyo Stock Exchange, with the listing date scheduled for April 1, 2020 (Wednesday). In addition, as the Company will become a wholly owned subsidiary as a result of the Share Transfer, prior to the listing of shares of the holding company, a delisting of shares of the Company is scheduled for March 30, 2020 (Monday).

In connection with the listing of the shares of the holding company, the Company carefully considered the methodology of the Large-Scale Purchase Rules based on the situation in which the holding company will be placed in the future, etc. As a result of such consideration, the decision was reached that it would be necessary for the holding company to introduce the same Large-Scale Purchase Rules as those that have been introduced at the Company. Therefore, we request the approval, as described below, of the introduction at the holding company of the same Large-Scale Purchase Rules as in place at the Company, on April 1, 2020 (Wednesday) (Scheduled), which will be the date of the registration of the establishment of the holding company.

It should be noted that although the revisions will be made to the formal wording of these Rules, the basic content will be the same as the Large-Scale Purchase Rules in place at the Company.

1.	Necessity of Rules and Objectives

•	Concepts for the Large-Scale Purchase Rules

The Company considers the introduction of the Large-Scale Purchase Rules, with the objective of “ensuring the procedures for the delegation of appropriate decisions by all shareholders,” to be one of the fiduciary responsibilities of management for the holding company as well.

As a general rule, the acquisition of holding companies should be able to be performed freely, and in addition, there should be no intent to deny the mass acquisition of shares from the beginning, as long as such an act leads to the securing and improvement of the vitality of the corporate activities of the holding company and shareholder profit. On the other hand, in the event of a proposal being made by a person performing a large-scale purchase (hereinafter, “Large Scale Purchaser”) that relates to the basic, fundamental, and important business strategy of the holding company, or a management system that promotes such matters, the decision on whether or not to accept such a proposal should be entrusted to the discretion of all shareholders at that time, and ultimately, the decision should be made in accordance with the free intent of each individual shareholder. This is the basic premise of these Rules.

However, the possibility cannot be denied that not all of these proposals for the holding company by a Large-Scale Purchaser will lead to the maintenance and improvement of the corporate value of the holding company and shareholder interest, as well as of the corporate value of the holding company being damaged, and shareholder interest being violated. Furthermore, it is no exaggeration to say that the decision on whether or not to accept such a proposal may have a significant effect on the future corporate value of the holding company and the mutual interest of all shareholders.

In such a situation, in order for not only certain shareholders with a high holding ratio, and who are able to exercise influence, but also for all individual shareholders to be able to make an appropriate decision, at their own responsibility, on whether or not such a proposal will truly contribute to the maintenance and improvement of the corporate value of the holding company and shareholder interest, it is important that all existing shareholders are able to come to a final conclusion based upon the necessary and sufficient information, and with a sufficient period of time for consideration; we believe that the introduction of the Rules at the holding company is appropriate from the perspective of it being necessary to enable this process.

•	Perspective from the Corporate Governance Code

The Corporate Governance Code clearly states in General Principles 1-5 that “Measures taken with the objective of providing defense against takeovers must not be aimed at the preservation of the management team or the board of directors. In regard to their introduction and operation, from the perspective of the board of directors and the audit & supervisory committee bearing fiduciary responsibility to shareholders, they should carefully verify the necessity and rationality of such acts, the ensuring of the appropriate procedures, and provide sufficient explanation to shareholders,” and warn against abuse. On the other hand, in order for management to fulfill its fiduciary responsibility from the shareholders, it is necessary to continually improve corporate value in the medium to long term, and to maintain and improve the interest of shareholders.

The Company, which is planned to become a wholly owned subsidiary of the holding company, published “(Revised) Company Guidelines for the Corporate Governance Code (Policies and Initiatives)” on December 13, 2018 (hereinafter, “Corporate Governance Guidelines”). In 1-5 of the General Rules, it is clearly prescribed that “The Large-Scale Purchase Rules adopted by the Company are not intended to directly serve the effect of defending against acquisitions, but rather are intended to secure procedures for appropriate decisions on such acts by all shareholders. The establishment of such rules allows for the sharing and transparency of information equally for all shareholders other than the Large-Scale Purchaser, thus securing equal rights for all shareholders, and therefore is in line with the purport of these General Rules. In addition, the Board of Directors considers this to be a matter of course.” It is planned for Corporate Governance Guidelines of the same content to also be established at the holding company.

•	Perspective from Capital Policy

The Company, which is planned to become a wholly owned subsidiary of the holding company, in the Corporate Governance Guidelines, announced the size of companies that should be targeted as guidance, and the content of this guidance was market capitalization of JPY35 to 40 billion, net assets of JPY25 billion, and 200 consolidated employees. In order for the Company to realize further growth, it will be critical to enhance management resources, while taking into account the current situation of net assets and full-year profit and loss. Among these, funding, particularly equity finance, will be indispensable, and the policies relating to such matters are stated in the Corporate Governance Guidelines.

The Company has raised funds through rights offerings four times in the past. Rights offerings result in an increase in shareholder allotment, in which a company raises funds by allotting listed stock acquisition rights to all current shareholders, and the exercising of these stock acquisition rights. However, this means that a considerable number of stock acquisition rights are issued commensurate to the total number of issued shares, and such stock acquisition rights may be freely purchased on the open market; this creates an environment in which the performance of a large-scale purchase becomes temporarily easier to execute.

In equity finance, “contributing to an improvement in corporate value” is more important than anything else (source: October 2014, Japan Exchange Regulation, “Principles of Equity Finance” First Principle), and the improvement in corporate value presented by the company to all shareholders at the time of the equity financing must not bring about damage by short-term and speculative Large-Scale Purchasers. Considering the disadvantage incurred by all shareholders in such circumstances, each shareholder must determine at their own responsibility whether or not a proposal made by a Large-Scale Purchaser will truly contribute to the maintenance and improvement of the corporate value of the holding company and shareholder interest. Therefore, it is considered necessary to secure the procedures for entrusting the judgment of all shareholders, and to continuously introduce such rules appropriately at the holding company while maintaining the purport of the current rules.

    As described above, under the concept that the ensuring of the performance of acts of large-scale purchase on the holding company, in accordance with certain reasonable rules that embody the aforementioned views, is in line with the interests of shareholders of the holding company and the group, the Company has reached the decision that it is necessary to continuously introduce certain Large-Scale Purchase Rules, including the prior provision of information.

    As previously described, these Rules will provide an environment designed to promote the further growth of the holding company, and enable all shareholders to exercise the rights of shareholders equally, with the ability to determine whether or not a proposal will improve or damage the corporate value of the holding company and shareholder interest. Therefore, these Rules will contribute to “ensuring f shareholder rights and fairness,” which is stated in Basic Principle 1 of the Corporate Governance Code, at the holding company, and will secure the opportunity to make such decisions, which is considered to fall under the “responsibilities of the board of directors, etc.” referred to in Basic Principle 4 of the Corporate Governance Code.

    These are general rules, and not only show awareness of specific large-scale holders (refers to the purchaser or holding company shareholder who is subject, or expected to become subject, to the Large-Scale Purchase Rules), but will also be applied to large-scale holders as of the date of the registration of the establishment of the holding company (the effective date of the Share Transfer).

*	For an overview of the Large-Scale Purchase Rules, refer to Annex 1 - Flow Chart.

2.	Initiatives for the Maintenance and Improvement of the Corporate Value of the Holding Company and Shareholder Interest

Corporate Philosophy and Business of the Holding Company (Planned)

The holding company plans to conduct business pursuant to the corporate philosophy set forth below.

[Corporate Philosophy]

Our group connects the assets of our customers to the next generation, and contributes to the active development of Japan, by creating and providing original value, and flexibly changing.

1) Changes in the Our group’s Mid-term Management Plan

    The Company, since being listed on the JASDAQ Securities Exchange in 2007, has focused on the real estate business and has endeavored to improve corporate value through the stable improvement of performance. After various trials and errors in the real estate business, the Company has created a highly unique business model in which services are consistently provided from the acquisition and sale of profitable real estate to the provision of after-sales management services; the Company has realized a steady growth strategy with a focus on the strategic expansion of a profitable real estate balance.

    Specifically, in each of the respective medium-term management plans for the 2nd Period (Business Model Construction Period), 3rd Period (Business Model Establishment Period), 4th Period (Business Model Development Period), and 5th Period (Business Model Expansion Period / New Business Construction Preparation Period), the Company has been endeavoring to synchronize the growth of the business model and the increase in corporate value. This raises the question as to why this business model of the Group has been accepted by high-net-worth individuals, who are our main customers.

    The reason for this is that the series of services that can be called a value chain, which include the selection of properties through our unique know-how, the adding of value to properties after their acquisition, and sale under the responsibility of us as the seller, the provision of functions included after-sales management, maintenance, and renovation work support, and a cordial follow-up system that builds long-lasting customer relationships, allows us to provide a “unique premium feeling that ensures value in excess of cost” as an asset management solution for high-net-worth individuals; this is something in which we take great pride.

    Although there is still room for further evolution, we recognize that this footprint is proof that our group, beginning with the real estate business, has commenced its evolution into a high-net-worth-level business.

2)	About the “6th Period Medium Term Management Plan”

    Our group has launched the “6th Medium Term Management Plan” for the three-year period from the period ending March 2020 (current period) to the period ending March 2022. This has been positioned as the “Premium Value Cultivation Period,” and the goal is for a further leap forward with basic policies under the following three areas, with the theme of “turning from a real estate business to a high-net-worth business, and then to a premium business.”

I.	Evolution towards a robust business foundation that can generate stable revenue even in a changing environment.

II.	Development and cultivation of new business areas and the exhibition of a synergetic effect with existing business.

III.	Construction of a permanent customer base under the premise of maximizing customer experience value.

    As stated in our Corporate Philosophy, a characteristic of the group is to “flexibly change and to create original value.” Over the course of the performance of the 2nd to 5th medium-term management plans, the Group, in anticipation of changes in the business environment, has flexibly changed and has created original value through the provision of a “unique premium feeling that provides value in excess of cost,” and through this, the Group has commenced its evolution from a product-out-focused real estate business to a market-in-focused real estate business, as described above.

    In the “6th Medium Term Management Plan” we aim to further develop this into a premium business, to provide various forms of premium value to various customers, and to realize a high-dimensional business model.

    By further improving the value provided to high-net-worth individuals, who have been our main customer base, across the series of value chains beginning with the profitable real estate described above, and through the development of investment products and the provision of asset-related services, etc. that are not just limited to real estate, we aim to give the appeal of comprehensive premium value.

    Furthermore, we are aiming to utilize our experience to expand our target customers to large-sized customers such as corporations and institutional investors, and to diversify our product line-up to cover office and commercial facilities, including large-sized properties. We believe that such products, based on our product planning capabilities, have a higher potential of allowing the realization of “internal growth of real estate” than residential real estate, and we will aim to create a unique premium value which incorporates the creation of utilization value that cannot be completed through a single property alone. The holding company shall develop value encompassing these areas in the form of new brands.

3.	Content of Large-Scale Purchase Rules

(1)	Subject of Large-Scale Purchase Rules

    A party subject to the Large-Scale Purchase Rules is a party who purchases share certificates, etc. of the holding company (Note 3) with the objective of attaining a voting rights ratio (Note 2) in a specified shareholder group (Note 1) of 20% or more, or in which such a purchase will result in the attaining of a voting rights ratio in a specified shareholder group of 20% or more (in all cases, excludes where the consent of the board of directors of the holding company has been obtained, and is regardless of the specific method of purchase, including market transactions and tender offers. Such purchasing acts are hereinafter referred to as “Large-Scale Purchase”). However, Large-Scale Purchases that are agreed on beforehand by the Board of Directors of the holding company are excluded from the scope of application of the Large-Scale Purchase Rules.

(2)	Provision of Information

    First, in the event of it being deemed necessary by the board of directors of the holding company, the Large-Scale Purchaser will be asked to provide to the board of directors of the holding company sufficient information in order for all shareholders of the holding company to make a decision, and for the board of directors of the holding company to form an opinion (hereinafter, “the Information”). The items of such information shall be as set forth below; however, the items shall not be limited to those prescribed below.

1)

An overview of the Large-Scale Purchaser and its group (including detailed information on the capital structure of the Large-Scale Purchaser, the content of the business of the Large-Scale Purchaser, and information of its experience, etc. in similar businesses to those of the holding company.)

2)	The objectives and content of the Large-Scale Purchase

3)	The basis for the calculation of the purchase price for the shares of the holding company and evidence of the funds to make the purchase

4)	The management policy, business plan, financial plan, capital policy, dividend policy, and asset utilization policy, etc. envisioned after joining the management of the holding company

5)

An overview including the names and addresses of the people, corporations, and organizations that will provide funds to the Large-Scale Purchaser and its group for the purchase, regardless of whether in the form of capital, investment, or any other form, with the objective of ultimately receiving maximum gain from the Large-Scale Purchase

    The basic content of the Information varies depending on the content of the Large-Scale Purchase, and therefore, in the event of a Large-Scale Purchaser performing a Large-Scale Purchase, the name of the Large-Scale Purchaser, their address or headquarters address, the name of their representative, their domestic contact information, in the case of a foreign company, the law under which they were established, an overview of the Large-Scale Purchase to be proposed, as well as a statement of intent to act in accordance with the Large-Scale Purchase Rules should be initially sent to the representative director of the holding company, to be followed by the representative director of the holding company, within 10 business days after receipt of the statement of intent, issuing to the Large-Scale Purchaser a list of the Information to be initially provided by the Large-Scale Purchaser. It should be noted that, after the performance of a review, in the event of the information initially provided being found to be insufficient, the Board of Directors of the holding company may request the additional provision of information from the Large-Scale Purchaser until such Information is sufficient. As a general rule, the fact that there was a proposal for a Large-Scale Purchase and the Information provided to the board of directors of the holding company will be disclosed in whole or in a part, in a timely manner.

(3)	Examination of Information and Expression of Opinions, etc.

    Next, the Board of Directors of the holding company, after the completion of the provision of the Information by the Large-Scale Purchaser to the Board of Directors of the holding company, sets a period of 90 business days for the performance of evaluations, assessments, negotiations, the formation of an opinion, and alternative proposals by the Board of Directors (hereinafter, “Board of Directors Evaluation Period”; however, the Board of Directors of the holding company, in the event of it being necessary due to the difficulty in making a decision on the suitability of the price or rationality of the purchase proposal, etc. may extend this period by a maximum of up to 30 business days; in such a case, the extension period and the reason for the extension will be published). The reason for the holding company prescribing the Board of Directors Evaluation Period as 90 business days is that it is necessary for careful consideration to be paid to the effect on corporate value of the Large-Scale Purchase. This is because the business conducted by the holding company group is responding to an era of change, is currently broadly expanding its real estate business, and is a business that absolutely requires a large amount of know-how, experience, knowledge, and information, as well as an understanding of the relations built between the many stakeholders, including clients and trading partners.

    The Board of Directors of the holding company, during the Board of Directors Evaluation Period, shall sufficiently evaluate and assess the provided Information, and shall carefully form and publish an opinion as the Board of Directors of the holding company.

    In such case, the opinion of the Board of Directors will either be (1) to perform countermeasures, (2) not to perform countermeasures, or (3) to convene a general meeting of shareholders to confirm the intent of the shareholders. In other words, in regards to the requirements for the performance of countermeasures if the Large-Scale Purchaser has complied with the Large-Scale Purchase Rules, as described in 4. (2) below, if the Board of Directors has reasonably determined that the Large-Scale Purchase may cause significant deterioration to the corporate value of the holding company or to the interest of the shareholders of the holding company, the Board of Directors will reach the opinion of (1) to perform countermeasures. On the other hand, if it is difficult for the Board of Directors to determine whether or not the Large-Scale Purchase will cause significant deterioration to the corporate value of the holding company or to the interest of the shareholders of the holding company, the Board of Directors will decide (3) to convene a general meeting of shareholders to confirm the intent of the shareholders. If neither of the above are applicable, the Board of Directors will decide on (2) not to perform countermeasures.

    It should be noted that the aforementioned decision of the Board of Directors will be made with the highest regard for the recommendations of the Special Committee (described in 5. below), and will be published.

    In addition, the Board of Directors of the holding company, as necessary, may conduct negotiations with the Large-Scale Purchaser to improve the conditions relating to the Large-Scale Purchase, and may submit an alternative proposal to all shareholders of the holding company in the name of the Board of Directors of the holding company.

(4)	General Meeting of Shareholders

    The Board of Directors of the holding company, in the event of having determined to convene a general meeting of shareholders in order to confirm their intent, upon having decided on the content of specific countermeasures, shall immediately publish them, shall promptly convene a general meeting of shareholders, and shall submit proposals relating to the necessity of the commencement of such specific countermeasures. However, in consideration of procedural issues, etc., in the event of determining that deliberation at a general meeting of shareholders that has already been scheduled would be faster and more appropriate, the proposal may be discussed at such a meeting.

    Furthermore, the aforementioned decision of the Board of Directors will be made with the highest regard for the recommendation of the Special Committee (described in 5. below).

(5)	Time at which the Large-Scale Purchase may Commence

    If the proposal on the necessity of the commencement of countermeasures is deliberated at a general meeting of shareholders, a Large-Scale Purchase may only commence after a decision has been made at such meeting that the commencement of countermeasures is not required (in the event of the Board of Directors not having convened a general meeting of shareholders to confirm the intent of shareholders, after the announcement of this fact by the Board of Directors).

(6)	In the Event of Having Determined that the Large-Scale Purchase is not a Purchase that will Cause a Deterioration in Corporate Value

The Board of Directors of the holding company, as a result of the evaluations and examinations of (3) above, or even before then, in the event of having determined that the Large-Scale Purchase by the Large-Scale Purchase is not a purchase that will cause a significant deterioration in corporate value or shareholder interest, shall immediately pass a resolution not to commence countermeasures, which shall be announced.

4.	Large-Scale Purchase Response Policy

(1)	In the Event of the Large-Scale Purchaser Having Failed to Comply with the Large-Scale Purchase Rules

    In the event of the Large-Scale Purchaser not having complied with the Large-Scale Purchase Rules, regardless of the specific purchase method, the Board of Directors of the holding company, with the objective of the protection of the interests of the holding company and all shareholders of the holding company, may exercise the matters allowed under the Companies Act, other laws (including laws and ordinances that have been enacted in the future at the time of the countermeasures), and the Articles of Incorporation of the holding company, and may oppose the Large-Scale Purchase.

    In regard to the specific steps to be taken, the options deemed the most appropriate at that time by the Board of Directors of the holding company, such as the issuance of stock acquisition rights with discriminatory exercise conditions and acquisition conditions, etc., will be selected.

    It should be noted that in the event of stock acquisition rights being issued by shareholder allotment, an exercise period and exercise conditions may be set in consideration of effectiveness as a countermeasure, including the setting of an exercise condition that exercise shall not be available to specified shareholder groups that hold more than a certain ratio of share certificates, etc. of the holding company. Such a countermeasure will result in the holding ratio of the Large-Scale Purchaser decreasing, and may also result in the disadvantage of the value of the shares held by the Large-Scale Purchaser decreasing (also known as “dilution”).

(2)	In the Event of the Large-Scale Purchaser Having Complied with the Large-Scale Purchase Rules

    In the event of the Large-Scale Purchaser having complied with the Large-Scale Purchase Rules, even though the Board of Directors of the holding company may oppose the Large-Scale Purchase, and may present an alternative proposal, hold negotiations with the Large-Scale Purchaser, and attempt to persuade all shareholders of the holding company, as a general rule, the Board of Directors of the holding company shall not take countermeasures against the Large-Scale Purchase.

    However, even if the Large-Scale Purchase Rules have been complied with, if it is reasonably determined that the Large-Scale Purchase will cause significant deterioration of the corporate value of the holding company or of the interest of the shareholders of the holding company, for example (1) in the event of determining there to be no intent to participate in the management of the holding company, and if the objective is merely to raise the share price and to have the shares taken over by the holding company or the stakeholders of the holding company at a high price; (2) in the event of determining that the objective is to perform what is known as scorched earth management, in other words, taking temporary control of the management of the holding company in order for the proposed purchaser and its group to take over the intellectual property rights, know-how, trade secrets, main trading partners and customers, etc. required for the business and management of the holding company; (3) in the event of determining that the objective is to divert the assets of the holding company as collateral for obligations or the repayment of obligations of the proposed purchaser and its group after taking control of the management of the holding company; (4) in the event of determining that the objective is to temporarily take control of the management of the holding company, to dispose by sale of assets, etc. including real estate and securities, which are not directly related to the business of the holding company at that time, and to use such income from disposal to temporarily increase dividends, or to take advantage of the increase in share price due to the temporary increase in dividends to sell the shares of the holding company at a high price; (5) in the event of determining that a forced two-tier tender offer (not soliciting for the purchase of all shares at the initial purchase, and then setting disadvantageous purchase conditions for the second stage, or not clarifying these, and then purchasing shares through a tender offer, etc.) is being planned, and that the shareholders of the holding company may be forced to sell their shares, such as due to a Large-Scale Purchase of holding company shares; (6) a Large-Scale Purchase by any form of antisocial forces, or by an individual or organization that is controlled or participated in by antisocial forces; (7) in the event of the management policy and business plan presented by the Large-Scale Purchaser after the Large-Scale Purchase being determined to be significantly unreasonable; (8) in the event of it being determined to be significantly inferior to the management policy and business plan of the Board of Directors of the holding company (includes the alternative management policy and business plan proposed by the holding company after the Large-Scale Purchase by the Large-Scale Purchaser), the Board of Directors of the holding company may commence countermeasures in order to protect the corporate value of the holding company and the interest of all shareholders of the holding company. It should be noted that the Board of Directors of the holding company, when commencing the countermeasures described above, shall accept the recommendations of the Special Committee as to the appropriateness of the countermeasures, such as that no significant disadvantage will be caused to the shareholders of the holding company through the commencement of such measures.

    However, the aforementioned countermeasures are intended to be initiated if it has been reasonably determined that the Large-Scale Purchase will cause a significant deterioration of the corporate value of the holding company or of the interest of the shareholders of the holding company, and countermeasures shall not be initiated solely because the intent of the Large-Scale Purchaser formally becomes applicable under these.

    In addition, in the event of it being difficult for the Board of Directors to determine whether or not the Large-Scale Purchase will cause a significant deterioration of the corporate value of the holding company or of the interest of shareholders, it shall make the decision to convene a general meeting of shareholders to confirm the intent of the shareholders, and if the commencement of countermeasures is approved by all shareholders, shall commence the countermeasures based on the intent of all shareholders.

(3)	About the Termination, etc. of Countermeasures

    After the decision in (1) or (2) above by the Board of Directors or a general meeting of shareholders of the holding company to take specific countermeasures against the Large-Scale Purchase, in the event of the Large-Scale Purchaser presenting changes to the Large-Scale Purchase or an alternative proposal to the Board of Directors of the holding company, sufficient consideration shall be paid as to whether or not the content of this complies with the Large-Scale Purchase Rules, and whether or not it will cause damage to the corporate value of the holding company or to the interest of the shareholders of the holding company, and if the countermeasures are deemed to be inappropriate, the Board of Directors of the holding company may terminate or modify, etc. the countermeasures only if it is prior to the rights of all shareholders arising from the countermeasures having been confirmed, and where no damage will be caused to all shareholders.

    It should be noted that the Board of the Directors of the holding company shall consult with the Special Committee on the necessity of termination or modification, etc. of the countermeasures, and when making the decision on such necessity, shall do so with the highest regard to the recommendations of the Special Committee (described in 5. below).

5.	Procedures for Consultation with the Special Committee

    The Board of Directors of the holding company, in the event of having been provided the Information by a Large-Scale Purchaser, shall promptly send the Information to the Special Committee established as an independent organization to the Board of Directors, and shall seek advice as to whether or not the taking of countermeasures by the Board of Directors of the holding company would be appropriate, or whether or not it would be appropriate to check the intent of shareholders due to it being difficult to determine the appropriateness of the taking of countermeasures.

    The Special Committee, based on the request for consultation from the Board of Directors of the holding company, shall form its opinions after receiving advices from third parties such as outside specialists, and shall make recommendations on whether or not the taking of countermeasures by the Board of Directors of the holding company would be appropriate, or whether or not it would be appropriate to check the intent of shareholders due to it being difficult to determine the appropriateness of the taking of countermeasures. The Board of Directors of the holding company, upon receipt of such a recommendation, shall disclose such recommendation and make a decision on whether or not to commence countermeasures, or to convene a general meeting of shareholders to confirm the intent of shareholders, and with the highest respect to such recommendation. It should be noted that the period until the recommendation of the committee is received by the Board of Directors of the holding company in response to a request for consultation shall be included in the Board of Directors Evaluation Period prescribed in 3. (3) above.

    It should be noted that an overview of the Special Committee Rules is provided in Annex 2, and résumés of the current members of the Special Committee are provided in Annex 3.

6.	Effect, etc. on Shareholders and Investors

(1)	Effect, etc. of Large-Scale Purchase Rules on Shareholders and Investors

     At the time of the introduction of the Large-Scale Purchase Rules, no legal measures such as the issuance of stock acquisition rights will have been taken; therefore there will be no change to the rights of shareholders, and there will be no distortions caused to the formation of share price.

    It should be noted that, as described in 4. above, the response policy of the holding company to Large-Scale Purchases shall vary depending on whether or not the Large-Scale Purchaser is complying with the Large-Scale Purchase Rules. The holding company shall endeavor to provide sufficient disclosures of information, however we ask that all shareholders of the holding company and investors pay close attention to the information disclosed by the holding company and the actions of the Large-Scale Purchaser.

(2)	Effect, etc. on Shareholders and Investors upon the Commencement of Countermeasures

    The Board of Directors of the holding company does not expect to take countermeasures that will result in special losses being incurred by all shareholders of the holding company (excludes any person making a purchase that will cause deterioration of the corporate value of the holding company or of shareholder interest) or a distortion of share prices.

    In the event of the Board of Directors of the holding company deciding to commence countermeasures, it shall provide timely and appropriate disclosures, in order to prevent the occurrence of unforeseen damage by all shareholders, in accordance with laws and ordinances as well as the rules of the financial instruments exchange.

(3)	Effect, etc. on Shareholders and Investors upon the Termination, etc. of Countermeasures

    After the decision is made by the Board of Directors to issue stock acquisition rights as a countermeasure, in the event of this countermeasure being terminated or modified, in other words, in the event of the issuance of the stock acquisition rights being terminated or the content of the stock acquisition rights (such as the number of shares to be allotted) being modified, the price per share may not be diluted, or the dilution ratio may be modified, and therefore, shareholders or investors who have conducted transactions, etc. under the premise of the share price of the holding company being diluted by a certain amount may incur unforeseen damage as a result of the change in share price.

    In the event of the Board of Directors of the holding company having decided to terminate or modify, etc. the countermeasures, timely and appropriate disclosures shall be made, in order to prevent the incurring of unforeseen damage by all shareholders, in accordance with laws, ordinances, and the rules of the financial instruments exchange.

(4)	Procedures Required for All Shareholders in Conjunction with the Commencement of Countermeasures

    In the event of the holding company having issued stock acquisition rights as a countermeasure, the stock acquisition rights exercise claim form and other documents required for the exercising of the stock acquisition rights shall be sent to the shareholders stated or recorded on the final registry of shareholders on the base date for the allotment. Although persons affiliated with a Specified Shareholder Group that includes the Large-Scale Purchaser for which the requirements for the commencement of countermeasures were determined to have been met may not exercise such stock acquisition rights, all other shareholders, in the event of exercising the stock acquisition rights within the rights exercise period, upon submitting the stock acquisition rights exercise claim form, etc. and paying the specified exercise price in cash to the payment handling location, shall receive an issuance, etc. of shares of the holding company.

    In addition, in the event of the Board of Directors of the holding company acquiring a part of the stock acquisition rights in exchange for shares of the holding company, all shareholders other than persons affiliated with a Specified Shareholder Group that includes the Large-Scale Purchaser for which the requirements for the commencement of countermeasures were determined to have been met may receive issuance, etc. of shares of the holding company through the acquisition of such stock acquisition rights by the holding company as payment, rather than by the payment of the exercise price, on the acquisition date separately prescribed by the Board of Directors of the holding company.

    Aside from the above, for detailed information on the allotment method and payment method, please check the contents of the timely disclosures and notifications made to all shareholders after the decision has been made by the Board of the Directors of the holding company on the issuance of stock acquisition rights as a countermeasure.

7.	Review of Large-Scale Purchase Rules

    The effective period of the Large-Scale Purchase Rules is from April 2020 until the conclusion of the ordinary general meeting of shareholders for the final fiscal year ending within three years thereafter (period ending December 2022), and after the expiration of the effective period, the approval of all shareholders of the holding company shall be obtained at every ordinary general meeting of shareholders for the final fiscal year ending within three years thereafter.

    It should be noted that the Large-Scale Purchase Rules may become subject to abolition by a resolution to abolish the Rules at a general meeting of shareholders of the holding company, or by a resolution of the Board of Directors of the holding company.

    The Board of Directors of the holding company, from the perspective of the maintenance and increase in corporate value and shareholder value, and based on amendments to the Companies Act and other laws relating to corporate defense, as well as the trends and analysis, etc. of judicial decisions, may amend or abolish the Large-Scale Purchase Rules in the future as necessary, or introduce new countermeasures, etc.; however, in such a case, the approval once again of all shareholders of the holding company (excludes minor changes) shall be obtained.

8.	Rationality of the Large-Scale Purchase Rules

(1)	The Rules fully meet the guidelines on countermeasures to defend against takeover and the requirements of the Tokyo Stock Exchange Regulations

    The Rules satisfy the three principles prescribed in the policy on countermeasures to defend against takeover published by the Ministry of Economy, Trade and Industry and the Ministry of Justice on May 27, 2005, in order to secure and improve corporate value and shareholder interest (the principle of securing and improving corporate value and shareholder interest, the principle of prior disclosures and shareholder intent, the principle of securing necessity and suitability), the “Methods of Countermeasures to Defend Against Takeover Based on Changes in the Various Environments of Modern Times” published by the Corporate Value Research Group on June 30, 2008, the compliance items for the introduction of countermeasures to defend against takeover prescribed in the “Rules on the Corporate Code of Conduct” of the Tokyo Stock Exchange (suitability and transparency of disclosures, effect on secondary markets, respect of shareholder rights), as well as the Securities Listing Regulations.

(2)	The Rules have been introduced with the objective of ensuring and improving corporate value and shareholder interest

    The Rules, as described above in 1. “Necessity of the Rules and the Objectives of Their Introduction,” have been introduced with the objective of ensuring and improving the corporate value of the holding company and shareholder interest in the event of a Large-Scale Purchase being performed on the shares of the holding company, by securing the necessary information and sufficient time for full consideration of the proposal of the Large-Scale Purchaser as well as whether or not the Large-Scale Purchase should be accepted, including alternative proposals from the Board of Directors of the holding company, thus allowing each individual shareholder to reach an appropriate decision on the applicable proposals.

(3)	They emphasize shareholder intent

    The Rules are to be approved by all shareholders at a general meeting of shareholders upon holding consultation regarding the updating of the Rules. In addition, the effective period of the rules has been set as the period from April 2020 until the conclusion of the ordinary general meeting of shareholders for the final fiscal year ending within three years of such date, and the approval of all shareholders shall be obtained at every ordinary general meeting of shareholders to be held upon the expiration of the effective period. It should be noted that even during the effective period of the Rules, in the event of a resolution being passed to abolish the Rules at a general meeting of shareholders of the holding company, these Rules may be abolished accordingly.

(4)	Emphasis on judgment of highly independent outside persons and information disclosure

    The arbitrary decisions of the Board of Directors of the holding company shall be closely monitored by the Special Committee. In addition, an overview of the decisions of the Special Committee shall be disclosed to all shareholders, thus ensuring a mechanism for the transparent operation of the Rules.

(5)	Setting of reasonable objective requirements

    The Rules secure a mechanism for preventing the arbitrary taking of countermeasures by the Board of Directors of the holding company as the countermeasures cannot be taken unless reasonable and objective requirements are met, in other words, it is reasonably determined that the Large-Scale Purchase will cause significant deterioration to the corporate value of the holding company or to the interest of the shareholders of the holding company (for example: (1) in the event of determining there to be no intent to participate in the management of the holding company, and for the objective is merely to raise the share price and to have the shares obtained by the holding company or the stakeholders of the holding company at a high price; (2) in the event of determining that the objective is to perform what is known as scorched earth management, i.e. taking temporary control of the management of the holding company in order for the proposed purchaser and its group to take over the intellectual property rights, know-how, trade secrets, main trading partners and customers, etc. required for the business and management of the holding company; (3) in the event of determining that the objective is to divert the assets of the holding company as collateral for obligations or the repayment of obligations of the proposed purchaser and its group after taking control of the management of the holding company; (4) in the event of determining that the objective is to temporarily take control of the management of the holding company, to dispose by sale of assets, etc. including real estate and securities, which do not directly relate to the business of the holding company at that time, and to use such income from disposal to temporarily increase dividends, or to take advantage of the increase in share price due to the temporary increase in dividends to sell the shares of the holding company at a high price; (5) in the event of determining that a forced two-tier tender offer (not soliciting for the purchase of all shares at the initial purchase, and then setting disadvantageous purchase conditions for the second stage, or not clarifying these, and then purchasing shares through a tender offer, etc.) is being planned, and that the shareholders of the holding company may be forced to sell their shares, such as due to a Large-Scale Purchase of holding company shares; (6) a Large-Scale Purchase by any form of antisocial force, or by an individual or organization that is controlled or participated in by an antisocial force; (7) in the event of the management policy and business plan presented by the Large-Scale Purchaser for after the Large-Scale Purchase being determined to be significantly unreasonable; or (8) in the event of it being determined to be significantly inferior to the management policy and business plan of the Board of Directors of the holding company (includes the alternative management policy and business plan for the holding company after the Large-Scale Purchase)).

(6)	They are not dead hand-type or slow hand-type takeover countermeasures

    The Rules do not represent dead hand-type takeover countermeasures in which the Rules may not be abolished or triggered, even in the event of a resolution being passed for the substitution of a majority of the directors at a meeting of shareholders. In addition, as the tenure of directors (excludes directors who are audit & supervisory committee members) of the holding company is scheduled to be one year, and as dismissal requirements will not be weighted, the Rules are not slow hand-type takeover countermeasures, in which certain period of time is required for the acquisition of management rights even if a majority of shares are obtained.

Note 1

Specified Shareholder Group refers to owners (refers to the owners prescribed in Article 27-23 Paragraph 1 of the Financial Instruments and Exchange Act, includes the parties included in owners based on Paragraph 3 of said Article) of share certificates, etc. of the holding company (refers to the share certificates, etc. prescribed in Article 27-23 Paragraph 1 of said act), the joint owners of these (refers to the joint owners prescribed in Article 27-23 Paragraph 5 of said act, including the parties deemed joint owners based on Paragraph 6 of said Article), persons who purchase, etc. (refers to purchases, etc. as prescribed in Article 27-2 Paragraph 1 of said Act, including that performed on a financial instruments exchange market), share certificates, etc. of the holding company (refers to the share certificates, etc. prescribed in Article 27-2 Paragraph 1 of said Act), as well as the special stakeholders thereof (refers to the special stakeholders prescribed in Article 27-2 Paragraph 7 of said act), and in addition, persons reasonably suspected as falling applicable as a party described above.

Note 2

Ratio of voting rights refers to the total of, depending on the specific purchase method of the specified shareholder group: (i) the ratio of share certificates, etc. (refers to the share certificates, etc. prescribed in Article 27-23 Paragraph 1 of the Financial Instruments and Exchange Act) of the holding company held by the specified shareholder group through the owners of such share certificates, etc. or in the case of joint owners, through such owners (refers to the ratio of share certificates, etc. prescribed in Article 27-23 Paragraph 4 of said act. In such a case, the number of share certificates, etc. held by joint owners who fall applicable as owners as prescribed in said Paragraph shall also be included in the total); or (ii) the total holding ratio of share certificates, etc. (refers to the share certificates, etc. prescribed in Article 27-2 Paragraph 1 of said Act) of the Large-Scale Purchaser and its special stakeholders in the case of the Specified Shareholder Group comprising a Large-Scale Purchaser of share certificates, etc. of the holding company and a special stakeholder thereof (refers to the ratio of share certificates, etc. prescribed in Article 27-2 Paragraph 8 of said act). When calculating the respective holding ratio of share certificates, etc. in regard to the number of voting rights (refers to that prescribed in Article 27-2 Paragraph 8 of said act) and the total number of issuable shares (refers to that prescribed in Article 27-23 Paragraph 4 of said act), the most recently submitted securities report, semiannual report, quarterly report, or treasury stock purchase report may be used as reference.

Note 3	Share certificates, etc. refers to the share certificates, etc. prescribed in Article 27-23 Paragraph 1 of the Financial Instruments and Exchange Act.

Annex 1 Flow Chart Regarding the Large-Scale Purchase Rules

This chart has ultimately been created as a reference to help impart an understanding of the Large-Scale Purchase Rules. For detailed information on the Large-Scale Purchase Rules, please refer to text such as the description of the Large-Scale Purchase Rules above.

*1

As a general rule, the analysis and verification period shall be up to 90 business days; however if deemed necessary by the Board of Directors of the holding company, this period may be extended by up to a further 30 business days.

*2

The Special Committee shall provide a recommendation to the Board of Directors of the holding company as to whether or not it would be appropriate to take countermeasures or to confirm the intent of shareholders as it is difficult to determine the appropriateness of the taking of special measures. The Board of Directors of the holding company shall pass a resolution on the taking of countermeasures with the utmost regard to such recommendations.

Annex 2 Overview of the Special Committee Rules

1. Members

The Special Committee shall be comprised of more than three members appointed by the Board of Directors of the holding company, including External Directors of the holding company who are independent from the management team engaged in the execution of business of the holding company, as well as attorneys, certified public accountants, academics, corporate managers with a proven track record, and other outside specialists.

2. Tenure

The tenure of the members of the Special Committee shall be three years. However, the initial tenure of the members of the Special Committee, unless otherwise prescribed by resolution of a meeting of the Board of Directors, shall be until the conclusion of the ordinary general meeting of shareholders to be held in March 2023.

3. Authority of the Special Committee

(1)

In the event of the holding company receiving a proposal from a Large-Scale Purchaser, and the Special Committee receiving the necessary information submitted by the Large-Scale Purchaser from the Board of Directors of the holding company, the Special Committee shall examine and analyze the proposal, and within 90 business days from receipt of the necessary information submitted by the Large-Scale Purchaser from the Board of Directors (however, the Special Committee, if necessary, may extend this period by up to 30 business days), shall create a recommendation report stating the suitability of the taking of countermeasures, including whether or not it is appropriate to take the countermeasures prescribed in the Large-Scale Purchase Rules of the holding company, or whether or not it is appropriate to check the intent of shareholders due to it being difficult to reach a decision on the appropriateness of the taking of countermeasures, and shall provide a recommendation to the Board of Directors.

(2)

When making a recommendation on the appropriateness of the taking of countermeasures, the Special Committee shall examine and analyze the applicability of the following matters, and if any are determined applicable, shall provide a recommendation to the Board of Directors to take countermeasures; if none are determined applicable, it shall recommend that countermeasures not be taken. However, in the event that, prior to the deadline for the recommendation from the Special Committee, a general meeting of shareholders is held, and a resolution is passed to abolish the Large-Scale Purchase Rules of the holding company, or a resolution is passed not to allow the taking of countermeasures, or in the event of a meeting of the Board of Directors being held, and a resolution is passed to abolish the Large-Scale Purchase Rules of the holding company, or a resolution is passed not to allow the taking of countermeasures, the Special Committee shall terminate its examination and analysis, and shall not make a recommendation to the Board of Directors.

1)	The Large-Scale Purchaser is a malicious Large-Scale Purchaser.

2)

The management plan or business plan for after the purchase is significantly unreasonable, and it is clear that detriment would be caused to the corporate value of the holding company and to shareholder interest following the purchase by the Large-Scale Purchaser.

3)

(In the case of the management plan or the business plan of the Board of Directors having been submitted to the Special Committee) The management plan or business plan for after the purchase is clearly inferior to the management plan or business plan of the Board of Directors (includes alternative proposals to the purchase proposal made by the Large-Scale Purchaser), and it is clear that detriment would be caused to the corporate value of the holding company and shareholder interest following the purchase by the Large-Scale Purchaser.

4)

In the event of there being any other reason by which it can be clearly recognized that the Large-Scale Purchase would cause significant detriment to the corporate value of the holding company or to shareholder interest.

(3)

The Special Committee, after a decision has been made to take specific measures by the Board of Directors or a general meeting of shareholders of the holding company, in the event of the Large-Scale Purchaser having changed the Large-Scale Purchase or made an alternative proposal to the Board of Directors of the holding company, upon receiving consultation from the Board of Directors of the holding company, shall examine the appropriateness of the termination or modification, etc. of the countermeasures, shall create a report stating the results of this, and shall provide a recommendation to the Board of Directors through such report.

4. Resolutions of the Special Committee

Resolutions of the Special Committee, as a general rule, shall be made when all members of the Special Committee are in attendance, and by a majority decision of such members. However, in the event of there being unavoidable reason, a resolution may be passed when two-thirds or more of the Special Committee members are in attendance, and by a majority decision of such Special Committee members in attendance.

5. Other

(1)	The Special Committee shall hold a meeting when the Information is provided by the Large-Scale Purchaser, and in other cases where necessary.

(2)

The Special Committee, at the cost of the holding company, may request advice from independent third parties (includes financial advisors, attorneys, certified public accountants, consultants, and other specialists).

(3)

The Special Committee, for the performance of deliberations or reports, may request that the directors, employees, and accounting auditors of the holding company, as well as other third parties, attend meetings of the Special Committee.

Annex 3 Career History of Special Committee Members

1. External Director (Audit & Supervisory Committee Member): One person

Name Date of Birth	Career History
	April 1974	Joined Sumitomo Trust & Banking (currently Sumitomo Mitsui Trust Bank)
	August 1995	Manager, Nara Saidaiji Branch of said company
	June 1997	Manager, Shinjuku Branch of said company
	June 1998	General Manager, Business Promotion Department of said company
	June 2001	Manager, Fukuoka Branch of said company
	June 2003	President and Director of BUSINEXT CORPORATION
Tamio Harakawa June 16, 1950	June 2007	Director and Senior Executive Officer of Sumishin Business Services (currently Sumitomo Mitsui Trust Business Services)
	June 2008	Auditor of Life Sumitaku Loan (currently Sumitomo Mitsui Trust Loan & Finance)
	October 2010	Adviser of Research Department, Sumitomo Trust and Banking (currently Sumitomo Mitsui Trust Bank)
	June 2012	External Auditor of A.D.Works. Co., Ltd.
	June 2016	External Director of A.D.Works. Co., Ltd. (Audit & Supervisory Committee Member) (current position)

2. Certified Public Accountant: One person

Name Date of Birth	Career History
	April 1988	Joined Hakuhodo Inc.
	October 1991	Joined Arthur Andersen (currently KPMG AZSA LLC)
	April 1995	Registered as Certified Public Accountant
	October 1996	Joined Schroeder PTV Partners Co., Ltd.
	November 1997	Joined Bain & Company
	January 2001	Partner of said company
	April 2006	Established Planet Plan, Inc., Managing Director (current position)
Miwa Suto August 17, 1963	April 2008	Project Professor, Graduate School of Media and Governance, Keio University
	May 2012	External Director of ZIGExN Co., Ltd. (current position)
	June 2016	External Director of A.D.Works. Co., Ltd. (Audit & Supervisory Committee Member) (current position)
	June 2017	Board Member of Japan Volleyball Association (current position)
	March 2018	External Audit & Supervisory Board Member of ASICS Corporation (current position)
	April 2019	Project Professor, Graduate School of Media and Governance, Keio University (current position)

3. Attorney: One person

Name Date of Birth	Career History
	November 1997	Passed the bar exam
	March 2000	Retired from the Prime Minister’s Office (currently Cabinet Office)
Masayuki Watanabe	October 2001	Registered as an attorney (Daini Tokyo Bar Association)
	May 2007	Graduated from Columbia Law School (LL.M.)
May 2, 1970	May 2011	Partner, Miyake & Partners (current position)
	June 2014	External Director of OHSHO FOOD SERVICE CORP (current position)
	June 2016	External Director of NITTOC CONSTRUCTION CO., LTD. (current position)